UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 5

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Golden Oasis New Energy Group, Inc.
(Name of small business issuer in our charter)

Nevada	5065	27-2563052
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	IRS I.D.

2112A STONINGTON AVENUE HOFFMAN ESTATES, IL	60169
(Address of principal executive offices)	(Zip Code)

SEC File No. 175482

Corporation Administration Services, Inc. 1955 Baring Blvd Sparks Nevada 89434 775-358-1412
(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered [1]	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee [2] [3]
Common Stock offered by the Selling Stockholders [4]	671,500	$.10	$67,150	$7.10

(1) Estimated in accordance with Rule 457(a) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee based upon the proposed maximum offering price per share.

(2) Calculated under Section 6(b) of the Securities Act of 1933 as .0001161 of the aggregate offering price.

(3) Represents shares of the registrant’s common stock being registered for resale that have been issued to the selling shareholders named in this registration statement.

We hereby amend this registration statement on such date or dates as may be necessary to delay our effective date until we will file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

 PROSPECTUS – SUBJECT TO COMPLETION DATED  February 9  2012

Golden Oasis New Energy Group, Inc.

Selling shareholders are offering up to 671,500 shares of common stock. The selling shareholders will offer their shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board and, assuming we secure this qualification, thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders.

There are no underwriting commissions involved in this offering. We have agreed to pay all the costs of this offering. Selling shareholders will pay no offering expenses.

Prior to this offering, there has been no market for our securities. Our common stock is not now listed on any national securities exchange, the NASDAQ stock market, or the OTC Bulletin Board. There is no guarantee that our securities will ever trade on the OTC Bulletin Board or other exchange.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________________, 2012.

TABLE OF CONTENTS

SUMMARY INFORMATION AND RISK FACTORS	5
RISK FACTORS	8
USE OF PROCEEDS	14
DETERMINATION OF OFFERING PRICE	14
DILUTION	14
SELLING SHAREHOLDERS	15
PLAN OF DISTRIBUTION	18
LEGAL PROCEEDINGS	20
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS	20
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	22
DESCRIPTION OF SECURITIES	23
INTEREST OF NAMED EXPERTS	23
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES	24
DESCRIPTION OF BUSINESS	24
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	28
DESCRIPTION OF PROPERTY	32
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	32
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	33
EXECUTIVE COMPENSATION	35
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	37
FINANCIAL STATEMENTS	38

SUMMARY INFORMATION AND RISK FACTORS

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the Financial Statements prior to making an investment decision.

Organization

Golden Oasis New Energy Group, Inc. is a Nevada corporation formed on May 10, 2010, with registered address at 1955 Baring Blvd, Sparks, Nevada 89434.  Golden Oasis New Energy Group, Inc. transacts its business in the U.S. located in the State of Illinois and has principal office at 2112A Stonington Avenue, Hoffman Estates, IL 60169, and contact telephone number 630-254-8655.

Business

We will sell the lithium-ion batteries and related power supplies that mainly are used in mobile and consumer electronics products, such as readers, DVD players, digital cameras and digital video recorders, communications products, electric-power bikes and mopeds, miner's lamps, electric-power tools, electric-power sources for instruments and meters and other similar electrical equipment that can run on batteries.

Our major supplier is ZHEJIANG UNITED POWER ENERGY CO., LTD, a non-affiliated third party manufacturer (“Supplier”). It was established in 2008 specializing in developing, producing, and selling the high-power lithium-ion battery cells as well as the battery packages, and is located at No.489 Jianduan Road, Qingshan Industrial Park, Tonglu, and Hangzhou, Zhejiang, China. On June 1, 2011, Golden Oasis New Energy Group, Inc. signed a one year distribution agreement with ZHEJIANG UNITED POWER ENERGY CO., LTD. The Agreement may be renewed for additional periods of one (1) year each, commencing on June 1 of each year, unless one of the parties shall have given the other written notice of its intention not to renewal of this Agreement no later than January 1 of that year.

The prices to be paid by for Products purchased pursuant to the Distribution Agreement shall be no more than 10% over Supplier’s cost of producing the Products. Supplier will not require us to purchase a quantity of products in excess of that which we can reasonably afford or reasonably expect to sell in within two to three months of our purchase of the Products. Distributor is not prohibited from distributing products produced and supplied by entities other than the Supplier.

As of the date of this registration statement, we have generated no revenues. However, we have taken the following significant operational steps to implement our business plan:

(1)	Signed distribution agreement with our supplier to secure our products supplies;

(2)
Starting to build online advertisement and e-commerce web site in next 3 months:  The website is in process of being completed, 70% has done, and we will finish by the end of February, 2012, delayed due to the lengthy China New Year holiday;

(3)
Setting up online business accounts with major e-commerce providers such as eBay, Amazon, and Paypal:  We have signed up with eBay and Paypal accounts, and we applied for an Amazon account in January, 2012 and expect to get approval by the end of March 2012;

(4)	Continued marketing efforts to locate wholesale distributors: We have had discussions with several potential wholesale distributors but have no contract, agreement or commitment in place yet; and

(5)	Continued researching attending major electronics trade show in USA.

We placed purchase orders for 20 pieces of 48 VDCLiFePo4 batteries, 20 pieces of 36 VDC LiFePo4 batteries, and 20 pieces of 24 VDC LiFePo4 batteries from Zhejiang United Power Energy Co. Ltd. for the total amount of $12,000.  The purchase orders were in process and the shipments is estimated to ship out in February, 2012, delayed due to the lengthy China New Year holiday;

In order to generate revenues, we intend to continue all of our marketing efforts as described above.  Accordingly, we estimate that our first sales will be in March/April 2012.

Although we have taken significant steps to develop our business plan since our inception, we have no revenues generated. From our inception on May 10, 2011 to September 30, 2011, we have had a cumulative net loss of $55,969.  The Company had cash and cash equivalents of $37,437 at September 30, 2011 and the working capital of negative $8,854. There were total liabilities of $46,291 for loan from shareholders at September 30, 2011. Our auditor has indicated in its report that our lack of revenues raise substantial doubt about our ability to continue as a going concern.  The financial statements do not include adjustments that might result from the outcome of this uncertainty. If we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

The Offering

As of the date of this prospectus, we had 5,771,500 shares of common stock outstanding.

Selling shareholders are offering up to 671,500 shares of common stock. The selling shareholders will offer their shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We will pay all expenses of registering the securities, estimated at approximately $60,000. We will not receive any proceeds of the sale of these securities.

To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. The current absence of a public market for our common stock may make it more difficult for you to sell shares of our common stock that you own.

Financial Summary

Because this is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.

STATEMENT OF LOSS

Cumulative from
May 10, 2010 (Date
	Three Month	of Inception)
	Ended	Through
	September 30, 2011	September 30,2011
	(Unaudited)	(Unaudited)
Revenues:	-	-
COGS:	-	-
Gross Profit	-	-
Operating expenses:	21,734	56,042
Net Loss	$(21,733)	$(55,969)

BALANCE SHEETS

	September 30,	June 30,
	2011	2011
	(Unaudited)

ASSETS	$37,437	$6,879

LIABILITIES	$46,291	$0

STOCKHOLDERS’ EQUITY	$(8,854)	$6,879

TOTAL LIABILITIES & EQUITY	$37,437	$6,879

RISK FACTORS

In addition to the other information provided in this prospectus, you should carefully consider the following risk factors in evaluating our business before purchasing any of our common stock. All material risks are discussed in this section.

Risks Related to our Business

Our generating no revenues from operations makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

Although we have taken significant steps to develop our business plan since our inception, as of Febuary 7, 2012, we have no revenues generated.  As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data.  Because of the related uncertainties, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in sales, revenues or expenses.  If we make poor budgetary decisions as a result of unreliable data, we may never become profitable or incur losses, which may result in a decline in our stock price.

There is substantial doubt about our ability to continue as a going concern as a result of our lack of revenues and if we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

Our lack of revenues raises substantial doubt about our ability to continue as a going concern.  The financial statements do not include adjustments that might result from the outcome of this uncertainty and if we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

Any decrease in the availability, or increase in the cost, of lithium-ion batteries we purchase for resale could materially affect our earnings.

Our operations depend heavily on the availability of lithium-ion batteries we resell. We purchase all of the lithium-ion batteries we resell from Zhejiang United Power Energy Co., Ltd. However, if Zhejiang United Power Energy Co., Ltd is unable or unwilling to provide us with lithium-ion batteries on terms favorable to us, we may be unable to resell certain products unless we find alternate suppliers who could sell to us on a timely basis on essentially the same terms and conditions. This could result in a decrease in profit and damage to our reputation in our industry. In the event our costs of acquiring these batteries increase, we may not be able to pass these higher costs on to our customers in full or at all. Any increase in the prices for these products or the need to find alternate suppliers could materially increase our costs and therefore lower our earnings.

We depend heavily on a third-party supplier Zhejiang United Power Energy Co., Ltd for the products we sell, and our revenue and gross margin could suffer if we fail to manage suppliers properly.

Our operations depend on our ability to anticipate our needs for products and our suppliers' ability to deliver sufficient quantities of quality products at reasonable prices in time for us to meet delivery schedules. Supplier problems that we could face include component shortages, excess supply, risks related to the terms of our contracts with suppliers, and risks related to our relationships with Zhejiang United Power Energy Co, our single source suppliers.  Our agreement with Zhejiang United Power Energy Co contains various termination provisions, including the right of the supplier to terminate the agreement “at any time on written notice within sixty (60) days before the end of the initial term or any renewal term set forth in the agreement” Our use of a single source supplier for could exacerbate our supplier issues. We obtain all our products from single sources due to technology, availability, price, quality or other considerations. If the agreement is terminated or we are otherwise unable to obtain required supplies from Zhejiang United Power Energy Co, replacing our single source supplier could delay sales of our products as replacement suppliers initially may be subject to capacity constraints or other output limitations. Alternative sources may not exist or those alternative sources may be unable to produce the quantities of those components necessary to satisfy our production requirements. In addition, terms but that may be unilaterally modified or terminated by the supplier with limited notice and with little or no penalty. The performance of such single source supplier under this agreement (and the renewal or extension of this agreement upon similar terms) may affect the quality, quantity and price of supplies to us. The loss of our single source supplier, the deterioration of our relationship with a single source supplier, or any unilateral modification to the contractual terms under which we are supplied components by our single source supplier could adversely affect our revenue and gross margins.

Our revenue will decrease if there is less demand for lithium-ion batteries.

We are subject to the general changes in economic conditions affecting the purchase of lithium batteries. Demand for our products is typically affected by a number of economic factors, including, but not limited to, consumer demand for the type of batteries we sell and competition with carbon zinc batteries. If there is a decline in demand for our lithium-ion batteries, our revenue will likewise decrease.

If our customers as consumers of our lithium-ion batteries successfully assert product liability claims against us due to defects in our products, our operating results may suffer and our reputation may be harmed.

Our lithium-ion batteries will be used in many types of electronic products. Significant property damage, personal injuries and even death can result from malfunctioning batteries. If our products are not properly manufactured and/or if people are injured as a result of our products, we could be subject to claims for damages based on theories of product liability and other legal theories in some jurisdictions in which our products are sold. The costs and resources to defend such claims could be substantial and, if such claims are successful, we could be responsible for paying some or all of the damages. We do not have product liability insurance. The publicity surrounding these sorts of claims is also likely to damage our reputation, regardless of whether such claims are successful. Any of these consequences resulting from defects in our products would hurt our operating results and stockholder value.

The competitive pressures we face could harm our revenue, gross margin and prospects.

We encounter aggressive competition from numerous and varied competitors in the sale of our products. We may have to lower the prices of our products and services to stay competitive, while at the same time trying to maintain or improve revenue and gross margin. The markets in which we do business, lithium-ion batteries, are highly competitive, and we encounter aggressive price competition for all of our products from numerous companies globally. Over the past several years, price competition in the market for batteries has been particularly intense as competitors have aggressively cut prices and lowered their product margins for these products. In addition, competitors in some of the markets in which we compete with a greater presence in lower-cost jurisdictions may be able to offer lower prices than we are able to offer. Our results of operations and financial condition may be adversely affected by these and other industry-wide pricing pressures.

General economic conditions could reduce our revenues.

General economic conditions in the world outside of China where we sell have an impact on our business and financial results. The global economy in general remains uncertain. As a result, individuals and companies may delay or reduce expenditures. Weak economic conditions and/or softness in the consumer or business channels could result in lower demand for our products, resulting in lower sales, earnings and cash flows.

Risks Related to Management and Personnel

We depend heavily on key personnel, and turnover of key senior management could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions of our Chairman & CEO Keming Li and CFO Guoling Jin. If we lose their services or if they fail to perform in their current positions, or if we are not able to attract and retain skilled employees as needed, our business could suffer. Significant turnover in our senior management could significantly deplete our institutional knowledge held by our existing senior management team. We depend on the skills and abilities of these key employees in managing the product acquisition, marketing and sales aspects of our business, any part of which could be harmed by turnover in the future.

Our management has limited experience in managing the day to day operations of a public company and, as a result, we may incur additional expenses associated with the management of our company.

Our Chairman & CEO Keming Li and our CFO Guoling Jin are responsible for the operations and reporting of our company. The requirements of operating as a small public company are new to the management team and the employees as a whole. This may require us to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned. We may also be required to hire additional staff to comply with additional SEC reporting requirements. Our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition.

Risks Related to our Supplier’s Operations in China

Because our supplier’s operations are located in China, the following risks could affect our business of our supplier and thus harm our revenues.

Changes in China’s political or economic situation could harm us and our operating results.

Economic reforms adopted by the Chinese government have had a positive effect on the economic development of the country, but the government could change these economic reforms or any of the legal systems at any time. This could either benefit or damage the operations of our primary supplier, which could adversely affect our operations. Some of the things that could have this effect are:

•	Level of government involvement in the economy;

•	Control of foreign exchange;

•	Methods of allocating resources;

•	Balance of payments position;

•	International trade restrictions; and

•	International conflict.

The Chinese economy differs from the economies of most countries belonging to the Organization for Economic cooperation and Development, or OECD, in many ways. For example, state-owned enterprises still constitute a large portion of the Chinese economy, and weak corporate governance traditions and a lack of flexible currency exchange policy continue to persist. As a result of these differences, the business of our primary supplier and thus our business could be adversely affected.

The Chinese government exerts substantial influence over the manner in which our primary supplier must conduct its business activities.

Only recently has China permitted provincial and local economic autonomy and private economic activities. The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate with our China supplier may be harmed by changes in China’s laws and regulations governing our primary supplier, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. We believe that our operations with China supplier are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our primary supplier’s part to ensure our compliance with such regulations or interpretations.

Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof and thus on our supplier and potentially then on us as well.

Risks Related to the Market for our Stock

Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws.

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future.

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCBB, investors should consider any secondary market for the Company's securities to be a limited one. We intend to seek coverage and publication of information regarding the company in an accepted publication which permits a "manual exemption." This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

Accordingly, our shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. We anticipate that our common stock will become a “penny stock”, and we will become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Sales of our common stock under Rule 144 could reduce the price of our stock.

There are 671,500 shares of our common stock held by non- affiliates and 5,100,000 shares held by affiliates and non-affiliates that Rule 144 of the Securities Act of 1933 defines as restricted securities.

671,500 of our shares held by non-affiliates are being registered in this offering. However the all of the remaining affiliates’ and non-management non-affiliates’ shares will be subject to the resale restrictions of Rule 144. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Because we do not have an audit or compensation committee, shareholders will have to rely on the entire board of directors, none of which are independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors.  Indeed, we do not have any audit or compensation committee.  These functions are performed by the board of directors as a whole.  No members of the board of directors are independent directors.  Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Certain of our stockholders hold a significant percentage of our outstanding voting securities which could reduce the ability of minority shareholders to effect certain corporate actions.

Our officers, directors and majority shareholders are the beneficial owners of approximately 86.6% of our outstanding voting securities. As a result, they possess significant influence and can elect a majority of our board of directors and authorize or prevent proposed significant corporate transactions. Their ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

Special Information Regarding Forward Looking Statements

Some of the statements in this prospectus are “forward-looking statements.” These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under “Risk Factors.” The words “believe,” “expect,” “anticipate,” “intend,” “plan,” and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments. However, the Private Securities Litigation Reform Act of 1995 is not available to us as a non-reporting issuer. Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Securities Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with an initial public offering.

USE OF PROCEEDS

Not applicable. We will not receive any proceeds from the sale of shares offered by the selling shareholders.

DETERMINATION OF OFFERING PRICE

Our management has determined the offering price for the selling shareholders' shares. The price of the shares we are offering was arbitrarily determined based upon the price we believe a purchaser will be willing to pay for our stock. We have no agreement, written or oral, with our selling shareholders about this price. Based upon oral conversations with our selling shareholders, we believe that none of our selling shareholders disagree with this price. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. The factors considered were:

	our lack of revenues
	our growth potential
	the price we believe a purchaser will be willing to pay for our stock

The offering price does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation. Prior to this offering, there has been no market for our securities.

DILUTION

Not applicable. We are not offering any shares in this registration statement. All shares are being registered on behalf of our selling shareholders. However, on May 10, 2010, three founders of the Company, Keming Li, Guolin Jin, and Madison Li purchased 5,000,000 shares at $0.005 per share. On December 23, 2010, additional 611,500 common shares were issued at $0.01 per share to 31 shareholders.  On September 8, 2011 additional 60, 000 shares were issued at $0.10 per share to 6 shareholders.  The total outstanding shares are 5,771,500.Our net tangible book value at September 30, 2011 was $0.006 per share.

SELLING SHAREHOLDERS

The selling security holders named below are selling the securities. The table assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by any of the selling security holders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling security holders upon termination of this offering.

We believe that the selling security holders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities by the selling security holders. None of our selling security holders is or is affiliated with a broker-dealer. All selling security holders may be deemed underwriters.

Name of Shareholders	Total Shares Owned	Shares Registered	Remaining Shares if All Registered Shares Sold [1]	% Before Offering	% After Offering	Material Transactions with Selling Shareholder in past 3 years (incl. nature of services provided and dates provided)
Yanshan Ai	19,500	19,500	-	0.34	-
Yubao Ai	19,500	19,500	-	0.34	-
Yutang Ai	19,500	19,500	-	0.34	-
Haimin Chen	19,500	19,500	-	0.34	-
Duofu Deng	19,500	19,500	-	0.34	-
Pei He	19,500	19,500	-	0.34	-
Yuping Hu	19,500	19,500	-	0.34	-
Yonghui Huang	19,500	19,500	-	0.34	-
Liping Li	19,500	19,500	-	0.34	-
Xinzhi Li	19,500	19,500	-	0.34	-
Guofeng Li	19,500	19,500	-	0.34	-
Jianlin Liu	19,500	19,500	-	0.34	-
Shenhui Liu	19,500	19,500	-	0.34	-
Qiuli Lu	19,500	19,500	-	0.34	-
Ming Luo	19,500	19,500	-	0.34	-
Can Peng	19,500	19,500	-	0.34	-
Guorong Song	19,500	19,500	-	0.34	-
Xinyu Tang	19,500	19,500	-	0.34	-
Jianrong Wang	19,500	19,500	-	0.34	-
Ping Wang	19,500	19,500	-	0.34	-
Yiyuan Wang	19,500	19,500	-	0.34	-
Bingbing Wei	19,500	19,500	-	0.34	-
Taosheng Wu	19,500	19,500	-	0.34	-
Hongwei Xie	21,500	21,500	-	0.37	-
Yuemin Yu	19,500	19,500	-	0.34	-
Bingbing Zhang	19,500	19,500	-	0.34	-
Hui Zhang	19,500	19,500	-	0.34	-
Yu Zhang	24,500	24,500	-	0.42	-
RuiXiang Zhong	19,500	19,500	-	0.34	-
Xia Zhou	19,500	19,500	-	0.34	-
Xueqiang Zhou	19,500	19,500	-	0.34	-
Zhiming Li	10,000	10,000	-	0.17	-
Guangfeng Zhang	10,000	10,000	-	0.17	-
Simon Xia	10,000	10,000	-	0.17	-
Yuxing Song	10,000	10,000	-	0.17	-
Miaoping Li	10,000	10,000	-	0.17	-
Bo Liu	10,000	10,000	-	0.17	-
Total	671,500	671,500	-	11.63	-

[1] Assuming sale of all shares registered hereunder.

Share Issuances

On formation May 10, 2010, three founders of the Company, Keming Li, Guoling Jin, and Madison Li purchased 5,000,000 shares at $0.005 per share. The proceeds of $ 25,000 were received.

On December 23, 2010, additional 611,500 common shares were issued at $0.01 per share to 31 shareholders. The proceeds of $ 6,115.00 were received.

On March 31, 2011, 100,000 shares were issued to Michael Williams for legal services at $0.10 per share.

On September 8, 2011, 60,000 common shares were issued at $0.10 per share to six non-affiliated shareholders. The proceeds of $6,000.00 were received.

As of September 30, 2011, the total 5,771,500 shares were issued and outstanding.

We relied upon Regulation S of the Securities Act of 1933, as amended for the above issuances to non US citizens or residents.

We believed that Section 4(2) of the Securities Act of 1933 was available because:

·	None of these issuances involved underwriters, underwriting discounts or commissions.

·	Restrictive legends were and will be placed on all certificates issued as described above.

·	The distribution did not involve general solicitation or advertising.

·	The distributions were made only to investors who were sophisticated enough to evaluate the risks of the investment.

We relied upon Regulation S of the Securities Act of 1933, as amended for the above issuances to non US citizens or residents.

We believed that Regulation S was available because:

·	None of these issuances involved underwriters, underwriting discounts or commissions;

·	We placed Regulation “S” required restrictive legends on all certificates issued;

·	No offers or sales of stock under the Regulation “S” offering were made to persons in the United States;

·	No direct selling efforts of the Regulation “S” offering were made in the United States.

In connection with the above transactions, although some of the investors may have also been accredited, we provided the following to all investors:

·	Access to all our books and records.

·	Access to all material contracts and documents relating to our operations.

·	The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

Prospective investors were invited to review at our offices at any reasonable hour, after reasonable advance notice, any materials available to us concerning our business. Prospective Investors were also invited to visit our offices.

Blue Sky

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCBB, investors should consider any secondary market for the Company's securities to be a limited one. We intend to seek coverage and publication of information regarding the company in an accepted publication which permits a "manual exemption”. This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

PLAN OF DISTRIBUTION

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future. Accordingly, our shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

Selling shareholders are offering up to 671,500 shares of common stock. The selling shareholders will offer their shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders.

The securities offered by this prospectus will be sold by the selling shareholders. Selling shareholders in this offering may be considered underwriters. We are not aware of any underwriting arrangements that have been entered into by the selling shareholders. The distribution of the securities by the selling shareholders may be effected in one or more transactions that may take place in the over-the-counter market, including broker's transactions or privately negotiated transactions.

The selling shareholders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, margin accounts or loan transactions. Upon default by such selling shareholders, the pledge in such loan transaction would have the same rights of sale as the selling shareholders under this prospectus. The selling shareholders may also enter into exchange traded listed option transactions, which require the delivery of the securities listed under this prospectus. After our securities are qualified for quotation on the over the counter bulletin board, the selling shareholders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling shareholders under this prospectus.

In addition to the above, each of the selling shareholders will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling shareholders or any such other person. We have instructed our selling shareholders that they may not purchase any of our securities while they are selling shares under this registration statement.

Upon this registration statement being declared effective, the selling shareholders may offer and sell their shares from time to time until all of the shares registered are sold; however, this offering may not extend beyond two years from the initial effective date of this registration statement.

There can be no assurances that the selling shareholders will sell any or all of the securities. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

All of the foregoing may affect the marketability of our securities. Pursuant to oral promises we made to the selling shareholders, we will pay all the fees and expenses incident to the registration of the securities.

Should any substantial change occur regarding the status or other matters concerning the selling shareholders or us, we will file a post-effective amendment to this registration statement disclosing such matters.

OTC Bulletin Board Considerations

To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. We anticipate that after this registration statement is declared effective, market makers will enter “piggyback” quotes and our securities will thereafter trade on the OTC Bulletin Board.

The OTC Bulletin Board is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTC Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the bulletin board is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate listing on the OTC Bulletin board will increase liquidity for our stock, investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTC Bulletin Board rather than on NASDAQ. Investors’ orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade OTC Bulletin Board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

LEGAL PROCEEDINGS

We are not aware of any pending or threatened legal proceedings in which we are involved.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The board of directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation or removal. Our director and executive officer is as follows:

Name	Age	Position
Keming Li	49	Chairman & CEO
Guoling Jin	46	CFO & Director

Keming Li, Ph.D joined us in May, 2010 as Chairman of Board of Directors, Chief Executive Officer. He was President of Keling Technology Inc, USA, a corporation doing business of distribution of Battery, Automation Components, and Power Supply from April 2002 to May 2010. In 1994, he graduated from University Of IL at Chicago Majoring in Material Science of Engineering. From 1979-1983, he studied at China Petroleum University on Dept. of Mechanical Engineering for Bachelor of Science. He continued to study at North Eastern Petroleum University from 1983-1986 for his Master Degree. As a member of the board, Dr. Li contributes his knowledge of the company and a deep understanding of all aspects of our business, products and markets, as well substantial experience developing corporate strategy, assessing emerging industry trends, and business operations.

Guoling Jin has served as CFO & Director since inception in May 2010. She was Vice President, New Business Development of Keling Technology Inc, which distributes Battery, Automation Components, Power Supply from 2006-2010. She studied at Lewis University for MBA (Pending) in 1998. She studied at China Petroleum University from 1983 to 1986 and received a Bachelor Degree in 1986.  As a member of the board, Ms. Jin contributes significant industry-specific experience and expertise on our products and services.

Keming Li and Guoling Jin jointly owned Keling Technology Inc, 50% each. Keling Technology ceased operations in December 2011 and is now inactive. Sales made in the latter part of 2011 from Keling Technology’s website were for inventory clearance purposes only. No new products were ordered. There were not any new purchases and new sales except the inventory clearance sales. We expected to complete the inventory clearance in April 2012, although it may be longer depending upon how long it takes to fully clear the inventory, and once the clearance is done, Keling Technology will discontinue its website.  However, Keling Technology does not have any inventory of and will not order or sell now or at any time in the future any of the battery products that we have placed orders for and that we plan to sell.  None of the battery products we have ordered and plan to sell currently appear on Keling Technology’s website.  As the business of Keling Technology is winding down, Mr. Li and Mr. Jin will spend only de minimus time on the business of Keling Technology and do not feel that this will impair in any material respect our ability to implement our business plan.

Family Relationships

Keming Li and Guoling Jin are husband and wife.

Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),


Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities,


Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.


Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.

	Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.

	Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. The business address of the shareholders is 2112A Stonington Avenue Hoffman Estates IL 60169.

Name	Number of Shares of Common stock	Percentage
Keming Li [1]	4,000,000	69.30%
Guoling Jin [1]	4,000,000	69.30%
Madison Li [2]	1,000,000	17.33%
All executive officers and directors as a group [2 persons]	4,000,000	69.30%

[1] Mr. Keming Li and Mrs. Guoling Jin are husband and wife.  The shares issued to two individuals separately with two subscriptions, each got 2,000,000 shares.  Each disclaim beneficial ownership of the others’ shares.

[2] Ms. Madison Li is the 21 year old daughter of Mr. Keming Li & Mrs. Guoling Jin not living at her parents’ address.  Mr. Keming Li & Mrs. Guoling Jin disclaim beneficial ownership of these shares.

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 5,771,500 shares of common stock outstanding as of February 1, 2012.

DESCRIPTION OF SECURITIES

The following description as a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws is qualified in our entirety.  The Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 500,000,000 shares of common stock with $.001 par value per share. As of the date of this registration statement, there were 5,771,500 shares of common stock issued and outstanding held by 41 shareholders of the record.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the shareholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or windup, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. There are not any provisions in our Articles of Incorporation or our Bylaws that would prevent or delay change in our control.

  INTEREST OF NAMED EXPERTS

The financial statements for the period from inception (May 10, 2010) to June 30, 2010 included in this prospectus have been audited by Enterprise CPAs, Ltd. which are independent certified public accountants, to the extent and for the periods set forth in our report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The legality of the shares offered under this registration statement is being passed upon by Williams Law Group, P.A., Tampa, Florida. Michael T. Williams, principal of Williams Law Group, P.A., owns 100,000 shares of our common stock, none of which are being registered in this offering.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our Bylaws, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

Organization

Golden Oasis New Energy Group, Inc. is a Nevada corporation formed on May 10, 2010, with registered address at 1955 Baring Blvd, Sparks, Nevada 89434.  Golden Oasis New Energy Group, Inc. transacts its business in the U.S. located in the State of Illinois and has principal office at 2112A Stonington Avenue Hoffman Estates, IL 60169, and contact telephone number 630-254-8655.

General

We will sell the lithium-ion batteries and related power supplies that mainly are used in mobile and consumer electronics products, such as readers, DVD players, digital cameras and digital video recorders, communications products, electric-power bikes and mopeds, miner's lamps, electric-power tools, electric-power sources for instruments and meters and other similar electrical equipment that can run on batteries.

A lithium-ion battery is a family of rechargeable battery types in which lithium ions move from the negative electrode to the positive electrode during discharge, and back when charging. Chemistry, performance, cost, and safety characteristics vary across lithium-ion battery types. Unlike lithium primary batteries (which are disposable), lithium-ion electrochemical cells use an intercalated lithium compound as the electrode material instead of metallic lithium.  Lithium-ion batteries are common in consumer electronics. They are one of the most popular types of rechargeable battery for portable electronics, with one of the best energy densities, no memory effect, and a slow loss of charge when not in use.

We have the right under the Distribution Agreement to sell the following types of batteries and battery packs manufactured by our Primary Supplier:

● Lithium Ion Battery which can be assembled into different kinds of battery packages:

•	18650series
•	26650 series
•	226888 series
•	186572 series
•	186592 series

● Lithium Battery PACKS

•	LEV battery series (E-bike, e-motorcycle)
•	EV,HEV battery series
•	Power tool battery series
•	Small battery packs

As of the date of this registration statement, we have generated no revenues.  However, we have taken the following significant operational steps to implement our business plan:

(1)	Signed distribution agreement with our supplier to secure our products supplies;

(2)
Starting to build online advertisement and e-commerce web site in next 3 months:  The website is in process of being completed, 70% has done, and we will finish by the end of February, 2012, delayed due to the lengthy China New Year holiday;

(3)
Setting up online business accounts with major e-commerce providers such as eBay, Amazon, and Paypal:  We have signed up with eBay and Paypal accounts, and we applied for an Amazon account in January, 2012 and expect to get approval by the end of March 2012;

(4)	Continued marketing efforts to locate wholesale distributors: We have had discussions with several potential wholesale distributors but have no contract, agreement or commitment in place yet; and

(5)	Continued researching attending major electronics trade show in USA.

We placed purchase orders for 20 pieces of 48 VDCLiFePo4 batteries, 20 pieces of 36 VDC LiFePo4 batteries, and 20 pieces of 24 VDC LiFePo4 batteries from Zhejiang United Power Energy Co. Ltd. for the total amount of $12,000. The purchase orders were in process and the shipments is estimated to ship out at February 2012, delayed due to the lengthy China New Year holiday.

In order to generate revenues, we intend to continue all of our marketing efforts as described above.  Accordingly, we estimate that our first sales will be in March/April 2012.

Primary Supplier and Distribution Agreement

Our major supplier is ZHEJIANG UNITED POWER ENERGY CO., LTD, a non-affiliated third party manufacturer (“Supplier”).  It was established in 2008 specializing in developing, producing, and selling the high-power lithium-ion battery cells as well as the battery packages, and is located at No.489 Jianduan Road, Qingshan Industrial Park, Tonglu, and Hangzhou, Zhejiang, China. On June 1, 2011, Golden Oasis New Energy Group, Inc. signed a one year distribution agreement with ZHEJIANG UNITED POWER ENERGY CO., LTD.  The Agreement may be renewed for additional periods of one (1) year each, commencing on June 1 of each year, unless one of the parties shall have given the other written notice of its intention not to renewal of this Agreement no later than January 1 of that year.

The prices to be paid by for Products purchased pursuant to the Distribution Agreement shall be no more than 10% over Supplier’s cost of producing the Products. Supplier will not require us to purchase a quantity of products in excess of that which we can reasonably afford or reasonably expect to sell in within two to three months of our purchase of the Products.  Distributor is not prohibited from distributing products produced and supplied by entities other than the Supplier.

Other principal terms of the Distribution Agreement are as follows:

•	Territory. USA. We have exclusive rights to sell the Products in the USA

•
Customer Support.  We agree to cooperate with Supplier in dealing with any customer complaints concerning the Products and to take any action requested by Supplier to resolve such complaints.  We also agree to assist Supplier in arranging for any customer warranty service. However, any and all expenses incurred thereby shall be borne by Supplier.

•
Expenses.  We assume full responsibility for all costs and expenses which we incur in carrying out our obligations under the Agreement, including but not limited to all rentals, salaries, commissions, advertising, demonstration, travel and accommodation expenses without the right to reimbursement for any portion thereof from Supplier.

•	Purchase Orders. We shall submit purchase orders for the Products to Supplier in writing or by telex, telegram or cable which shall set forth, at a minimum:

o	An identification of the Products ordered, including model numbers,
o	Quantity,
o	Requested delivery dates, and
o	Shipping instructions and shipping address.

We shall ensure that our purchase orders are received by Supplier at least forty five (45)days prior to the delivery dates requested in the order.  We shall not be entitled to order quantities of the Products in any calendar quarter in excess of an amount as mutually agreed by the parties without the specific approval of Supplier pursuant to a writing separate from any acceptance of a purchase order.

•	Payment Terms. All products ordered by DISTRIBUTOR must be prepaid by wire transfer or similar means to SUPPLIER.

•	Resale Prices. We may resell Products at such prices as we, in our sole discretion, shall determine.

•
Warranty:  The supplier agreed to provide a limited manufacturing warranty for 30 days at FOB shipping point.  We will offer 30 days limited manufacturing warranty to customers to return the products for replacement or request refund.  The customers will pay the return shipping cost.  We will return defective products received to Supplier for replacement.

•
Term and Termination.  The Agreement shall take effect with respect to the Territory as of June 1, 2011 for an initial period of one year.  Thereafter, the Agreement shall be renewed for additional periods of one year each, commencing on June 1 of each year, unless one of the parties shall have given the other written notice of its intention not to renewal of the Agreement no later than January 1 of that year. The Agreement may also be terminated in accordance with the following provisions:

o
Either party hereto may terminate the Agreement at any time by giving notice in writing to the other party, which notice shall be effective upon dispatch, should the other party file a petition of any type as to its bankruptcy, be declared bankrupt, become insolvent, make an assignment for the benefit of creditors, go into liquidation or receivership, or otherwise lose legal control of its business, or should the other party or a substantial part of its business come under the control of a third party;

o	Either party may terminate the Agreement by giving notice in writing to the other party should an event of Force Majeure continue for more than six (6) months as set forth in the Agreement; and

o
Either party may terminate the Agreement by giving notice in writing to the other party in the event the other party is in material breach of the Agreement and shall have failed to cure such breach within thirty (30) days of receipt of written notice thereof from the first party.

No notice of termination was delivered on or before January 1, 2012, and thus the Agreement is in full force and effect until June 1, 2013.

We believe we can find alternate suppliers who will sell comparable products to us on a timely basis on essentially the same terms and conditions.

Customers

We anticipate that we will sell our products to the lithium-ion batteries wholesalers and other distributors.

Markets

We will sell our products in USA where we have exclusive distribution rights.

Marketing

Our products will be sold directly by our officers, directors and employees to customers and potential customers.  We will locate these customers primarily by personal contacts or referrals.

Our Competition and Our Market Position

Competition within the lithium-ion batteries industry is intense. We will compete with both large scale global enterprises and smaller scale private companies. In addition, we also face competition from international lithium-ion batteries resellers.  Many of our competitors have substantially greater financial, marketing, personnel and other resources than we do.

Our major competitors are Sony, SANYO, Samsung, LG, SDI, and BYD as well as other lithium-ion batteries distributors. We are small compared to most of our competitors.

We compete with these and other suppliers based upon the quality of our products, low overhead and low cost of management, management’s knowledge and expertise of the industry.

Research and Development

We have not incurred research and development expenses in the last two fiscal years.

Our Intellectual Property

We have no intellectual property.

Our Employees

Our only employees are our management.  We have no collective bargaining agreement with our employees.  We consider our relationship with our employees to be excellent.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes, and other financial information included in this Form S-1.

Our Management’s Discussion and Analysis contains not only statements that are historical facts, but also statements that are forward-looking.  Forward-looking statements are, by their very nature, uncertain and risky.  These risks and uncertainties include international, national, and local general economic and market conditions; our ability to sustain, manage, or forecast growth; our ability to successfully make and integrate acquisitions; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; change in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to protect technology; the risk of foreign currency exchange rate; and other risks that might be detailed from time to time in our filing with the Securities and Exchange Commission.

Although the forward-looking statements in this Registration Statement reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them.  Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements.  You are urged to carefully review and consider the various disclosures made by us in this report and in our other reports as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

Overview

We will sell the lithium-ion batteries that mainly are used in mobile and consumer electronics products, such as readers, DVD players, digital cameras and digital video recorders, communications products, electric-power bikes and mopeds, miner's lamps, electric-power tools, electric-power sources for instruments and meters and other similar electrical equipment that can run on batteries.

As of the date of this registration statement, we have generated no revenues.  However, we have taken the significant operational steps to implement our business plan as described in “Business,” above.

Results of Operations

For the period ended from May 10, 2010 (Date of Inception) to September 30, 2011:

Revenue

Since our company incorporated on May 10, 2010, there was no revenue generated as of September 30, 2011.

Cost of Revenue

Since our company incorporated on May 10, 2010, there was no cost of goods sold incurred as of September 30, 2011.

Expense

Our expenses consist of selling, general and administrative expenses as follows:

As of June 30, 2010, there were total of $2,197 operating expenses, which include business registration $1,225; rent of $580; bank charge of $136, and other expense of $256.

As of June 30, 2011, there were total of $32,110 operating expenses, which primarily include rent expense of $6,964; utilities of $1,831, professional fees for legal service of $22,000, and other expense of $1,315.

For the cumulative period from May 10, 2010 to September 30, 2011, there were total of $56,042 operating expenses, which includes legal service of $34,000, auditing fee of $5,000, and SEC Edgar filing fee of $1,948, rent of $10,216, license and business registration of $1,225, bank service charge of $254, internet service of $552, Utilities of $2,320 and other $527.

We expect selling, general, and administrative expenses to increase in future periods as we initiate a number of marketing and promotional activities.

Income & Operation Taxes

We are subject to income taxes in the U.S.

We paid no income taxes in USA for the years ended June 30, 2010, and June 30, 2011 respectively due to the net operation loss in USA.

Net Loss

We incurred net losses of $2,195 for the year ended June 30, 2010, net loss of $32,041 for the year ended June 30, 2011, and net loss of $ 55,969 for the cumulative period of May 10, 2010 to September 30 , 2011.

Commitments and Contingencies

Our major supplier is ZHEJIANG UNITED POWER ENERGY CO., LTD, a non-affiliated third party manufacturer (“Supplier”).  It was established in 2008 specializing in developing, producing, and selling the high-power lithium-ion battery cells as well as the battery packages, and is located at No.489 Jianduan Road, Qingshan Industrial Park, Tonglu, and Hangzhou, Zhejiang, China. On June 1, 2011, Golden Oasis New Energy Group, Inc. signed a one year distribution agreement with ZHEJIANG UNITED POWER ENERGY CO., LTD.  The Agreement may be renewed for additional periods of one (1) year each, commencing on June 1 of each year, unless one of the parties shall have given the other written notice of its intention not to renewal of this Agreement no later than January 1 of that year.

The prices to be paid by for Products purchased pursuant to the Distribution Agreement shall be no more than 10% over Supplier’s cost of producing the Products. Supplier will not require us to purchase a quantity of products in excess of that which we can reasonably afford or reasonably expect to sell in within two to three months of our purchase of the Products.  Distributor is not prohibited from distributing products produced and supplied by entities other than the Supplier.

Other significant terms of the Distribution Agreement are set forth in “Business,” above.

Foreign Currency Translation

The Company has determined the United States dollars to be its functional currency for Golden Oasis New Energy Group, Inc.  There were no foreign currency translation effects on our financial presentation.

Liquidity and Capital Resources

Golden Oasis New Energy Group, Inc.

	At June 30	At September 30
	2011	2011

Current Ratio	-	0.81
Cash	$6,299	$37,437
Woking Capital	$6,879	$(8,854)
Total Assets	$6,879	$37,437
Total Liabilities	$-	$46,291

Total Equity	$6,879	$(8,854)

Total Debt/Equity	0.00	-5.23

Current Ratio = Current Asset / Current Liabilities
Working Capital = Current asset - Current Liabilities
_______
** Total Debt / Equity = Total Liabilities / Total Shareholders’ Equity.

The Company had cash and cash equivalents of $37,437 at September 30, 2011 and the working capital of negative $8,854. There were total liabilities of $46,291 for loan from shareholders at September 30, 2011.

Until we generate operating revenues or receive other financing, all our costs, which we will incur irrespective of our business development activities, including bank service fees and those costs associated with SEC requirements associated with going and staying public, will be funded under a Funding Agreement with Keming Li, our president and Director, as described below.  These costs are estimated to be approximately $60,000 in connection with this registration statement and thereafter less than $75,000 annually. There is no dollar limit to the amount Mr. Li has agreed to provide under the Funding Agreement. If we fail to meet these requirements, we will be unable to secure a qualification for quotation of our securities on the over the counter bulletin board, or if we have secured a qualification, may lose the qualification and our securities would no longer trade on the over the counter bulletin board. Further, if we fail to meet these obligations and as a consequence we fail to satisfy our SEC reporting obligations, investors will now own stock in a company that does not provide the disclosure available in quarterly and annual reports filed with the SEC and investors may have increased difficulty in selling their stock as we will be non-reporting.

In addition, we will need to secure a minimum of $60,000 in funds to finance our business in the next 12 months, in addition to the funds which will be used to go and stay public, which funds will be used for business development and sales and marketing. These funds will also be provided under the Funding Agreement described below if not secured from operations or any other source.  However in order to become profitable we may still need to secure additional debt or equity funding. We hope to be able to raise additional funds from an offering of our stock in the future. However, this offering may not occur, or if it occurs, may not raise the required funding. We do not have any plans or specific agreements for new sources of funding, except for the anticipated loans from management as described above, or any planned material acquisitions.

On July 8, 2011, we entered into a Funding Agreement with Keming Li, our president and Director (“Lender”) to provide operational and going and staying public funding for us as follows:

1.  FUNDING

The Company requires and will continue to require funding for the Company for its operations and for the Company’s going and staying public in the U.S., including but not limited to legal, accounting, EDGAR, filing, corporate and other fees and expenses (the “Funding”).  Lender agrees to provide all Funding needed by the Company for its operations and for the Company’s going and staying public in the U.S. on the terms and conditions set forth in the Agreement.

2.  TERM

The term of the Agreement began as of the date of this Agreement and terminates when the Company generates operating revenues or receives other financing in amounts necessary to fund its operations and for the Company’s going and staying public in the U.S., including but not limited to legal, accounting, EDGAR, filing, corporate and other fees and expenses.

3.  FUNDING TERMS

The Funding will be provided by Lender on a non-interest bearing basis due upon demand.  There is no limit on the amount of Funding which must be provided under the Agreement, and Lender agrees to provide all needed Funding.  Lender further represents that he has sufficient liquid assets to meet all of Funding obligations under the Agreement.

Our lack of revenues and cash raise substantial doubt about our ability to continue as a going concern.  The financial statements do not include adjustments that might result from the outcome of this uncertainty and if we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

DESCRIPTION OF PROPERTY

Our business office address is at 2112A Stonington Ave, Hoffman Estate, IL 60195

	Tel: 847-885-9800
	Name of Landlord: Jim Helfrich, Heritage Plumbing Co
	Annual Rental: $8,125
	Number of Square Feet: 1500
	Term of Lease: One year from June 1, 2010 to July 31, 2011

The property is adequate for our current needs.  We do not intend to renovate, improve, or develop properties.  We are not subject to competitive conditions for property and currently  have  no property to insure.  We have no policy with respect to investments in real estate or interests in real estate and no policy with respect to investments in real estate mortgages.  Further, we have no policy with respect to investments in securities of or interests in persons primarily engaged in real estate activities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On May 10, 2010, total 4,000,000 shares were issued as founder’s shares to our founders, chairman and CEO, Mr. Keming Li, and CFO and Director Guoling Jin, husband and wife.  At the same date, total 1,000,000 shares were issued to Madison Li, daughter of Keming Li and Guoling Jin.  We valued these shares at $.005.

As of June 30, 2010, there was an amount of $9,350.00 due to Founder Officer, Mr. Keming Li for setting up the company. This was pursuant to an oral agreement, with the amount advanced bearing no interest and due upon demand. This amount was repaid to Mr. Li in March 2011.  As of March 31, 2011, the balance due to officer or shareholder is zero, $0.

On August 31, 2011 and September 8, 2011, the company’s officer Keming Li loaned $13,956.00 & $32,335 respectively to Golden Oasis New Energy Group Inc without interest without written agreement.  The payment term is on demand.

As of September 30, 2011, the balance for loans from shareholder is $46,291.00.

For details for loans from shareholders advanced (returned), Please see the table below:

Date	Loans from shareholders	Debit (Loan Returned)		Credit (Loan Advanced)	Balance
5/10/2010	Loans from shareholders - Keming Li		$-	$8,125	$8,125
5/11/2010	Loans from shareholders - Keming Li		$-	$1,225	$9,350
3/31/2011	Payment to shareholders -Keming Li	$	(9,350)	$-	$-
8/31/2011	Loans from shareholders - Keming Li		$-	$13,956	$13,956
9/8/2011	Loans from shareholders - Keming Li		$-	$2,335	$16,291
9/9/2011	Loans from shareholders - Keming Li		$-	$30,000	$46,291
Balance as of 09-30-2011		$	(9,350)	$55,641	$46,291

On July 8, 2011, we entered into a Funding Agreement with Keming Li, our president and Director (“Lender”) to provide operational and going and staying public funding for us as follows:

1.  FUNDING

The Company requires and will continue to require funding for the Company for its operations and for the Company’s going and staying public in the U.S., including but not limited to legal, accounting, EDGAR, filing, corporate and other fees and expenses (the “Funding”).  Lender agrees to provide all Funding needed by the Company for its operations and for the Company’s going and staying public in the U.S. on the terms and conditions set forth in the Agreement.

2.  TERM

The term of the Agreement began as of the date of this Agreement and terminates when the Company generates operating revenues or receives other financing in amounts necessary to fund its operations and for the Company’s going and staying public in the U.S., including but not limited to legal, accounting, EDGAR, filing, corporate and other fees and expenses.

3.  FUNDING TERMS

The Funding will be provided by Lender on a non-interest bearing basis due upon demand.  There is no limit on the amount of Funding which must be provided under the Agreement, and Lender agrees to provide all needed Funding.  Lender further represents that he has sufficient liquid assets to meet all of Funding obligations under the Agreement.

Except as set forth above, we have not entered into any material transactions with any director, executive officer, and promoter, beneficial owner of five percent or more of our common stock, or family members of such persons.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained.  A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or she desire to do so when eligible for public resales. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops.

Penny Stock Considerations

Our shares will be "penny stocks", as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00.  Thus, our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.

In addition, under the penny stock regulations, the broker-dealer is required to:


Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;


Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value, and information regarding the limited market in penny stocks; and


Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our Common Stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market, and have the effect of reducing the level of trading activity in the secondary market.  These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded.  In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities.  Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

OTC Bulletin Board Qualification for Quotation

To have our shares of Common Stock on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our Common Stock.  We have engaged in preliminary discussions with a FINRA Market Maker to file our application on Form 211 with FINRA, but as of the date of this Prospectus, no filing has been made.  We anticipate that after this registration statement is declared effective, it will take approximately 2 - 8 weeks for FINRA to issue a trading symbol and allow sales of our Common Stock under Rule 144.

Sales of our common stock under Rule 144.

There are 671,500 shares of our common stock held by non- affiliates and 5,100,000 shares held by affiliates and non-affiliates that Rule 144 of the Securities Act of 1933 defines as restricted securities.

671,500 of our shares held by non-affiliates are being registered in this offering.  However the all of the remaining affiliates’ and non-management non-affiliates’ shares will be subject to the resale restrictions of Rule 144.  In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price.  The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Holders

As of the date of this registration statement, we had 37 shareholders of record of our common stock.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future.  We plan to retain any future earnings for use in our business.  Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

Reports to Shareholders

As a result of this offering and assuming the registration statement is declared effective until before June 30, 2012, as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission through June 30, 2012, including a Form 10-K for the year ended June 30, 2012, assuming this registration statement is declared effective before that date.  At or prior to June 30, 2012, we intend voluntarily to file a registration statement on Form 8-A which will subject us to all of the reporting requirements of the 1934 Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity.  We are not required under Section 12(g) or otherwise to become a mandatory 1934 Act filer unless we have more than 500 shareholders and total assets of more than $10 million on June 30, 2012.  If we do not file a registration statement on Form 8-A at or prior to June 30, 2012, we will continue as a voluntary reporting company and will not be subject to the proxy statement or other information requirements of the 1934 Act, our securities can no longer be quoted on the OTC Bulletin Board, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity.

Where You Can Find Additional Information

We have filed with the Securities and Exchange Commission a registration statement on Form S-1.  For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto. The registration statement and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC's Public Reference Room at 100 F St., N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The registration statement and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov.

EXECUTIVE COMPENSATION

The following table shows for the fiscal year ended June 30, 2011 compensation awarded or paid to, or earned by, the Company’s executive officers.

Name and principal position	Year	Salary	Bonus	Stock Awards	Option awards	Nonequity incentive plan compensation	Nonqualified deferred compensation earnings	All other compensation	Total
		$	$	$	$	$	$	$	$
Keming Li - CEO	2011	0	0	0	0	0	0	0	0
Guoling Jin - CFO	2011	0	0	0	0	0	0	0	0

We have not paid any compensation to our two executive officers and we have no agreements or understandings, written or oral, to pay them compensation.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information for our executive officers concerning unexercised options, stock that has not vested, and equity incentive plan awards as of June 30, 2011.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END JUNE 30, 2011
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number Of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Keming Li	0	0	0	0	0	0	0	0	0
Guoling Jin	0	0	0	0	0	0	0	0	0

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers, except that our directors and executive officers may receive stock options at the discretion of our Board of Directors. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our Board of Directors.

As of the date of this prospectus, we have no compensatory plan or arrangement with respect to any officer that results or will result in the payment of compensation in any form from the resignation, retirement or any other termination of employment of such officer’s employment with our company, from a change in control of our company or a change in such officer’s responsibilities following a change in control.

Board of Directors

Director Compensation

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Keming Li	0	0	0	0	0	0	0
Guoling Jin	0	0	0	0	0	0	0

We have no compensation arrangements (such as fees for retainer, committee service, service as chairman of the board or a committee, and meeting attendance) with directors.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

 FINANCIAL STATEMENTS

GOLDEN OASIS NEW ENERGY GROUP, INC.

(A Development Stage Enterprise)

Audited Financial Statements
As of June 30, 2011 and 2010

Table of Contents

Independent Auditor’s Report on the Financial Statements	40

Balance Sheet	41

Statement of Loss	42

Shareholders Equity	43

Cash Flows	44

Notes to Financial Statements	45

Independent Registered Public Accounting Firm’s Auditor’s Report on the Consolidated Financial Statements

Board of Directors and Shareholders of Golden Oasis New Energy Group, Inc

We have audited the accompanying balance sheets of Golden Oasis New Energy Group, Inc. as of June 30, 2011 and 2010, and the related statements of income, shareholders’ equity, and cash flows for the year ended June 30, 2011, June 30, 2010, and the cumulative period May 10, 2010  (date of inception ) through June 30, 2011.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Golden Oasis New Energy Group, Inc. as of June 30, 2011 and 2010, and the results of its operations and their shareholders’ equity, and cash flows for the year ended June 30, 2011, June 30, 2010, and the cumulative period May 10, 2010  (date of inception ) through June 30, 2011 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note F Going Concern, the Company’s lack of operating history and financial resources raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include adjustments that might result from the outcome of this uncertainty and if the Company is unable to generate significant revenue or secure financing, then the Company may be required to cease or curtail its operation.

/s/ Enterprise CPAs, Ltd.
Enterprise CPAs, Ltd.
Chicago, IL 60616
December 12, 2011

Golden Oasis New Energy Group, Inc.
(A Development Stage Enterprise)
BALANCE SHEET
	June 30	June 30
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$6,299	$24,610
Prepaid Rent	580	7,545

Total Current Assets	$6,879	$32,155

TOTAL ASSETS	$6,879	$32,155

LIABILITIES & EQUITY
Other current liabilities:
Loan from shareholders	$-	$9,350
Total other current liabilities	$-	$9,350

Total liabilities	$-	$9,350

Stockholders' Equity:
Common stock, $0.001 par value;
500,000,000 shares authorized;
5,711,500 shares issued and outstanding.	$5,712	$5,000
Paid-in capital	$35,404	$20,000
Deficit accumulated during the development stage	(34,236)	(2,195)
Accumulated other comprehensive loss	-	-

Total stockholders' equity	$6,879	$22,805
TOTAL LIABILITIES & EQUITY	$6,879	$32,155

Golden Oasis New Energy Group, Inc.
(A Development Stage Enterprise)
STATEMENT OF LOSS
		Period from	Cumulative from
		May 10, 2010	May 10, 2010
	Year Ended	(Date of Inception) Through	(Date of Inception) Through
	June 30, 2011	June 30, 2010	June 30, 2011
Revenues	$-	$-	$-
Cost of Goods Sold	$-	$-	$-
Gross Profit	$-	$-	$-
Operating expenses:
Research and development	$-	$-	$-

Selling, general and administrative expenses	$32,110	$2,197	$34,308

Depreciation and amortization expenses	$-	$-	$-

Total Operating Expenses	$32,110	$2,197	$34,308

Operating Loss	$(32,110)	$(2,197)	$(34,308)

Investment income, net	$70	$2	$72
Interest Expense, net	$-	$-	$-
Loss before income taxes	$(32,041)	$(2,195)	$(34,236)
Loss tax expense	$-	$-	$-
Net loss	$(32,041)	$(2,195)	$(34,236)

Net loss per common share- Basics	$(0.01)	$(0.00)	$(0.01)
Net loss per common share- Diluted	$(0.01)	$(0.00)	$(0.01)

Other comprehensive loss, net of tax:	$-	$-	$-
Comprehensive Loss	$(32,041)	$(2,195)	$(34,236)

Golden Oasis New Energy Group, Inc.
(A Development Stage Enterprise)
STATEMENT OF STOCKHOLDERS EQUITY
The Period May 10, 2010 (Date of Inception)
through June 30, 2011
				Deficit
				Accumulated	Accumulated
			Additional	During the	Other	Total
	Common Stock		Paid-in	Development	Comprehensive	Stockholders'
	Shares	Amount	Capital	Stage	Income (Loss)	Equity

Issuance of common stocks
to shareholders @0.005 per
share on May 28, 2010	5,000,000	$5,000	$20,000			$25,000

Net loss for the period
ended June 30, 2010				$(2,195)		$(2,195)

Balance June 30, 2010	5,000,000	$5,000	$20,000	$(2,195)	$-	$22,805

Issuance of common stocks
to shareholders @0.01 per
share on December 23, 2010	611,500	$612	$5,504			$6,115

Issuance of common stocks
to Michael Williams @0.10 per share
on March 31, 2011	100,000	$100	$9,900			$10,000

Net loss for the period
ended June 30, 2011				$(32,041)		$(32,041)

Balance June 30, 2011	5,711,500	$5,712	$35,404	$(34,236)	-	$6,879

Golden Oasis New Energy Group, Inc.
(A Development Stage Enterprise)
STATEMENT OF CASH FLOWS
		Period from	Cumulative from
		May, 10	May, 10
		2010 (date of	2010 (date of
	Year Ended	Inception) Through	Inception) Through
	June 30,	June 30,	June 30,
	2011	2010	2011

Operating Activities:
Net loss	$(32,041)	$(2,195)	$(34,236)

Adjustments to reconcile net income to net cash provided by
Operating activities:
Non-cash portion of share based legal fee expense	$10,000	$-	$10,000
Prepaid Rent	$6,964	$(7,545)	$(580)
Net cash provided by operating activities	$(15,076)	$(9,740)	$(24,816)

Investing Activities:
Net cash provided by investing activities	$-	$-	$-

Financing Activities:
Loan from shareholders	$(9,350)	$9,350
Proceeds from issuance of common stock	$6,115	$25,000	$31,115
Net cash provided by financing activities	$(3,235)	$34,350	$31,115

Net increase (decrease) in cash and cash equivalents	$(18,311)	$24,610	$6,299
Cash and cash equivalents at beginning of the year	$24,610	$-	$-
Cash and cash equivalents at end of year	$6,299	$24,610	$6,299

GOLDEN OASIS NEW ENERGY GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE A- BUSINESS DESCRIPTION

Golden Oasis New Energy Group, Inc. (the “Company”), incorporated under the laws of Nevada on May 10, 2010 with registered address at 1955 Baring Blvd, Sparks, NV 89434.  Golden Oasis New Energy Group, Inc. wholly owned branch located in the State of Illinois and has principal office at 2112 Stonington Ave Hoffman Estates IL 60169.

The Company’s main business includes sourcing, distribution, and marketing of Lithium battery and related power supply products in USA. Lithium battery is superior at small size, light weight, high specific energy, long working life, stable discharge voltage stable, wide operating temperature range, low self-discharge rate, long storage life, no memory effect and pollution-free voltage high, etc. Lithium batteries mainly apply to Mobile and consumer electronics products, Dictionary / P-DVD / digital camera / digital video recorder, Communications products, and other electrical equipment.

Our major supplier for Lithium battery is ZHEJIANG UNITED POWER ENERGY CO., LTD, a corporation duly organized under the laws of the People’s Republic of China having its principal location of business at No.489 Jianduan Road, Qingshan Industrial Park, Tonglu, and Hangzhou, Zhejiang, China. It was established in 2008 specializing in in developing, producing, and selling the high-power lithium-ion battery cells as well as the battery packages. On June 1st, 2011, Golden Oasis New Energy Group, Inc. signed a one year distribution agreement with ZHEJIANG UNITED POWER ENERGY CO., LTD. ZHEJIANG UNITED POWER ENERGY CO., LTD.

Going Concern and Plan of Operation

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is in the development stage and has not earned any profit from operations to date. These conditions raise substantial doubt about its ability to continue as a going concern.  These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

GOLDEN OASIS NEW ENERGY GROUP INC.

NOTES TO FINANCIAL STATEMENTS

NOTE B – SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company is considered to be in the development stage as defined FASB ASC Topic 915, “Development Stage Entities”. The Company has devoted substantially all of its efforts to the corporate formation, the raising of capital and attempting to raise sales.

Basis of accounting

The financial statements reflect the assets, revenues and expenditures of the Company on the accrual basis of accounting.

The Company’s fiscal year end is June 30.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect certain amounts reported in the financial statements and disclosures.  Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly-liquid investments with an original maturity of three months or less when purchased to be cash equivalents. As of June 30, 2011 and June 30, 2010, there were $6,299.00 and $24,610.00 cash and cash equivalents respectively.

Property, Plant, and Equipment Depreciation

Property, plant, and equipment are stated at cost.  Depreciation is being provided principally by straight line methods over the estimated useful lives of the assets.  As of June 30, 2011 and 2010 there were no fixed assets in the Company’s balance sheets.

Stock-Based Compensation

The Company accounts for stock issued for services using the fair value method.  In accordance with FASB ASC Topic 718, “Compensation - Stock Compensation”, the measurement date of shares issued for services is the date at which the counterparty’s performance is complete.  On March 31, 2011, 100,000 shares were issued to Michael Williams for legal services of $10,000 at $0.10 per share.

GOLDEN OASIS NEW ENERGY GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE B - SIGNIFICANT ACCOUNTING POLICIES (Continued)

Comprehensive Income

The company’s comprehensive income is comprised of net income, unrealized gains and losses on marketable securities classified foreign currency translation adjustments, and unrealized gains and losses on derivative financial instruments related to foreign currency hedging.

Basic and Diluted Net Loss per Common Share

The Company computes per share amounts in accordance with FASB ASC Topic 260, “Earnings per Share”.  ASC 260 requires presentation of basic and diluted EPS.

Basic EPS is computed by dividing the income (loss) available to Common Shareholders by the weighted-average number of common shares outstanding for the period.  Diluted EPS is based on the weighted-average number of shares of common stock and common stock equivalents outstanding during the periods.

	Year End 6/30/2010

Basic & Diluted EPS Computation

Net Loss			$(2,195)
Loss available to common stockholders			$(2,195)

Dates	Shares	Fraction of Period	Weighted -
Outstanding	Outstanding	On Daily Basis	Average Shares
May 28, 2010	5,000,000	34 / 51	1,835,616
Weighted-average shares			1,835,616

Basic & Diluted Net Loss Per Common Share	$(0.00)

	Year End 6/30/2011

Basic & Diluted EPS Computation

Net Loss			$(32,041)
Loss available to common stockholders			$(32,041)

Dates	Shares	Fraction of Period	Weighted -
Outstanding	Outstanding	On Daily Basis	Average Shares

July 1, 2010	5,000,000	1	5,000,000
December 23, 2010	611,500	187/365	435,589
March 31, 2011	100000	91/365	24,932
Weighted-average shares			5,460,521

Basic & Diluted Net Loss Per Common Share	$(0.01)

Cumulative Period From May 10, 2010 to June 30, 2011

Basic & Diluted EPS Computation

Net Loss June 30, 2010			$(2,195)
Net Loss June 30, 2011			$(32,041)
Loss available to common stockholders			$(34,236)

Dates	Shares	Fraction of Period	Weighted -
Outstanding	Outstanding	On Daily Basis	Average Shares

May 10, 2010	0	0	0
May 28, 2010	5,000,000	398/416	4,783,654
December 23, 2010	611,500	187/416	306574
March 31, 2011	100,000	91/416	21,875
Weighted-average shares			5,112,103

Basic & Diluted Net Loss Per Common Share	$(0.01)

As of June 30, 2011, the Company only issued one type of shares, i.e., common shares only.  There are no other type of securities were issued.  Accordingly, the diluted and basic net loss per common share is the same.

GOLDEN OASIS NEW ENERGY GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE B - SIGNIFICANT ACCOUNTING POLICIES (Continued)

Prepaid Expense

As of June 30, 2011, the company prepaid $580.00 for office rental located at 2112 Stonington Ave Hoffman Estates IL 60169 for period July 1, 2011 to July 31, 2011.
As of June 30, 2010, the company prepaid $7545.00 for office rental located at 2112 Stonington Ave Hoffman Estates IL 60169 for period July 1, 2010 to July 31, 2011.

Revenue Recognition

In accordance with the FASB Accounting Standards Codification (ASC) 605-15-25 “Revenue Recognition for Sales of Product”, the Company recognizes revenue when it is realized or realizable and earned.  The revenue from the product sales transaction shall be recognized at time of sale if the following conditions are met:

•	The seller's price to the buyer is substantially fixed or determinable at the date of sale.

•	The buyer has paid the seller, or the buyer is obligated to pay the seller and the obligation is not contingent on resale of the product.

•	The buyer's obligation to the seller would not be changed in the event of theft or physical destruction or damage of the product.

•	The buyer acquiring the product for resale has economic substance apart from that provided by the seller.

•	The seller does not have significant obligations for future performance to directly bring about resale of the product by the buyer.

•	The amount of future returns can be reasonably estimated.

In accordance with paragraph 4-14 of FASB ASC 605-45, "Reporting Revenues Gross as a Principal versus Net as an Agent", the Company will recognize revenues on a gross basis. ASC 605-45, paragraph 4-14 discusses whether revenues and cost of goods sold to arrive at gross profit and their corresponding assets and liabilities should be recorded at gross or net.  The following indicators of gross revenue recognition will be applicable in the Company:

GOLDEN OASIS NEW ENERGY GROUP, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE B - SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition(Continued)

•
Acts as principal in the transaction, Entity Is the Primary Obligor in the Arrangement.  The Company will purchase the products from supplier(s) and will responsible for the acceptability of the products, store the products in our warehouse as inventory.  The current leased property is a warehouse with office suite.  For whole purchase and selling cycle, the Company acts as principal and primary obligator throughout the whole purchase to selling transaction.

•
Has risk and rewards of ownership, such as general inventory risk, risk of loss for collection, delivery and returns.  Based on the signed distribution agreement, the supplier ship the products FOB at shipping point, after shipping, the Company will take care of the products loss, and after receiving the products the Company will store all products in leased warehouse and incur risk of loss inventory.  After selling to customers, the Company is also responsible for risk of loss for delivery, return, and collection of receivable.

•
Takes title to the products.  The Company will take title to the products before customers order them.  The Company will retail its purchased products to general public through e-commerce or online selling.  All customer orders and its shipments to customers will be responsible of the Company, not supplier(s).

•	Flexibility in pricing. The retail price to customers will be responsible of the Company according to the market competitions.

•	Assumes credit risk. The Company will assume collection and receivable risks.

•
The company can change the products or perform part of the service, and the Company is involved in the determination of products or service specifications based on customer’s needs.  At the beginning of the Company’s development stage, the Company will not change the products.  After the products purchased by the Company and stored in warehouse, the Company will display our products on our website or through e-bay, the interested customers will click the specific product items to complete purchase orders.  After the development stage, the Company will develop its own design and will customize the products according to customers’ request.

Though the Company signed a one-year term distribution agreement with ZHEJIANG UNITED POWER ENERGY CO., LTD, the Company can have alternatives to choose other more competitive suppliers if it is necessary.  Accordingly, all gross revenue indicators are positive to support the Company is a gross revenue report entity.

All the indicators of net revenue reporting (ASC 605-45, paragraph 16-23) will not be applicable in the Company.

GOLDEN OASIS NEW ENERGY GROUP, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE B - SIGNIFICANT ACCOUNTING POLICIES (Continued)

Operating Expense

For the year ended June 30, 2011 the Company incurred $32,110.00 operating expenses. For the year ended June 30, 2010, operating expenses were $2,197.00.
Detail as showed at Exhibit A at the end of the financial notes.

Income Tax

Income taxes are provided for tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences in asset and liability basis relate primarily to organization and start-up costs (use of different methods and periods to calculate deduction). Deferred taxes are also recognized for operating losses and tax credits that are available to offset future income taxes. The deferred tax assets and/or liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. The components of the deferred tax asset and liability are classified as current and concurrent based on their characteristics. Valuation allowances are provided for deferred tax assets based on management’s projection of the sufficiency of future taxable income to realize the assets.

Recent Accounting Pronouncements

The following pronouncements have become effective during the period covered by these financial statements or will become effective after the end of the period covered by these financial statements:

Pronouncement	Issued	Title
ASC 855	May 2009	Subsequent Events
ASC 105	June 2009	The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles—a replacement of FASB Statement No. 162
ASC 820	August 2009	Fair Value Measurements and Disclosures – Measuring Liabilities at Fair Value
ASC 260	September 2009	Earnings per Share – Amendments to Section 260-10-S99
ASC 820	September 2009	Investments in Certain Entities that Calculate Net Asset Value per Share (or Its Equivalent)
ASC 605	October 2009	Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements – a consensus of the FASB Emerging Issues Task Force
ASC 470	October 2009	Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing – a consensus of the FASB Emerging Issues Task Force
ASC 860	December 2009	Transfers and Servicing (Topic 860): Accounting for Transfers of Financial Assets
ASC 505	January 2010	Accounting for Distributions to Shareholders with Components of Stock and Cash – a consensus of the FASB Emerging Issues Task Force
ASC 810	January 2010	Consolidation (Topic 810): Accounting and Reporting for Decreases in Ownership of a Subsidiary – a Scope Clarification
ASC 718	January 2010	Compensation – Stock Compensation (Topic 718): Escrowed Share Arrangements and the Presumption of Compensation
ASC 820	January 2010	Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements
ASC 810	February 2010	Consolidation (Topic 810): Amendments for Certain Investment Funds
ASC 815	March 2010	Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives
ASC 310 Receivables (Topic 310): Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses	July 2010
For public entities, the disclosures as of the end of a reporting period are effective for interim and annual reporting periods ending on or after December 15, 2010. The disclosures about activity that occurs during a reporting period are effective for interim and annual reporting periods beginning on or after December 15, 2010.

For nonpublic entities, the disclosures are effective for annual reporting periods ending on or after December 15, 2011.

Management does not anticipate that the new accounting pronouncements listed above will have a material impact on our financial statements.

NOTE C – RELATED PARTY TRANSACTIONS

Loans to Officer/Shareholder

As of June 30, 2010, there was an amount of $9,350 due to Officer for setting up the company. And the same amount has been returned to the Officer in March 2011.

As of June 30, 2011, the balance due to officer or shareholder is zero, $0.

GOLDEN OASIS NEW ENERGY GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE C – RELATED PARTY TRANSACTIONS (Continued)

Common Shares Issued to Executive and Non-Executive Officers and Directors

As of June 30, 2011 total 4,000,000 shares were issued to officers and directors.  Please see the Table below for details:

Name	Title	Share QTY	Amount	Date	% of Common Share
KEMING LI	President	2,000,000	$10,000.00	5/10/2010	35.02%
GUOLING JIN	Secretary	2,000,000	$10,000.00	5/10/2010	35.02%
Total		4,000,000	$20,000.00		70.04%

*The percentage of common shares was based on the total outstanding shares of $5,711,500 as June 30, 2011.

NOTE D – SHAREHOLDERS’ EQUITY

Common Stock

Under the Company’s Articles of Incorporation dated May 10, 2010, the Company is authorized to issue 500,000,000 shares of capital stock with a par value of $0.001.

On May 10, 2010, the Company was incorporated in the State of Nevada.

On May 10, 2010, three founders of the Company, Keming Li, Guoling Jin, and Madison Li purchased 5,000,000 shares at $0.005 per share. The proceeds of $ 25,000 were received.

On December 23, 2010, additional 611,500 common shares were issued at $0.01 per share to 31shareholders. The proceeds of $ 6115.00 were received.

On March 31, 2011, 100,000 shares were issued to Michael Williams for legal services of $10,000 at 0.10 per share.  The legal service fee was accounted (debit) as professional expense, and the 100,000 shares were accounted (credited) as common stock of $100 and additional paid in capital of $9,900, respectively.

As of June 30, 2011, the total 5,711,500 shares were issued and outstanding.

GOLDEN OASIS NEW ENERGY GROUP, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE E – SUBSEQUENT EVENT

Common Share Issued to Non-Affiliated Shareholders

On September 8, 2011 additional 60,000 common shares were issued at $0.10 per share to six non-affiliated shareholders. The proceeds of $6,000.00 were received.

Loan from Officer

On August 31, 2011 and September 8, 2011, the company’s founder Keming Li loaned $13,856 and $32,335 to Golden Oasis New Energy Group Inc respectively without interest. There was no written agreement, and the payment term is on demand.

For details for loans from shareholders advanced (returned), Please see the table below:

Date	Loans from shareholders	Debit (Loan Returned)		Credit (Loan Advanced)	Balance
5/10/2010	Loans from shareholders - Keming Li		$-	$8,125	$8,125
5/11/2010	Loans from shareholders - Keming Li		$-	$1,225	$9,350
3/31/2011	Payment to shareholders -Keming Li	$	(9,350)	$-	$-
8/31/2011	Loans from shareholders - Keming Li		$-	$13,956	$13,956
9/8/2011	Loans from shareholders - Keming Li		$-	$2,335	$16,291
9/9/2011	Loans from shareholders - Keming Li		$-	$30,000	$46,291
Balance as of 09-30-2011		$	(9,350)	$55,641	$46,291

NOTE F– GOING CONCERN

The Company is currently in the development stage and their activities consist solely of corporate formation, raising capital, and attempting to sell products to generate revenues.

There is no guarantee that the Company will be able to raise enough capital or generate revenues to sustain its operations and carry out its business plan.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The financial statements do not include any adjustments relating to the carrying amounts of recorded assets or the carrying amounts and classification of recorded liabilities that may be required should the Company be unable to continue as a going concern.

As of June 30, 2011 the cash and cash equivalent balance was $6,299 and there is cumulative loss of $34,236.00 for the cumulative period from May 10, 2010 (Date of Inception) to June 30, 2011.

The Company’s lack of operating history and financial resources raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include adjustments that might result from the outcome of this uncertainty and if the Company is unable to generate significant revenue or secure financing, then the Company may be required to cease or curtail its operations.

The Company has a plan to overcome the going concern.  The founder of the Company, Mr. Keming Li is committed to funding the necessary operation of the Company’s daily activities.  On July 8, 2011, The Company entered into a Funding Agreement with Keming Li, President and Director (“Lender”) to provide operational and going and staying public funding for the Company as follows:

GOLDEN OASIS NEW ENERGY GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE F – GOING CONCERN (Continued)

1.  FUNDING

The Company requires and will continue to require funding for the Company for its operations and for the Company’s going and staying public in the U.S., including but not limited to legal, accounting, EDGAR, filing, corporate and other fees and expenses (the “Funding”).  Lender agrees to provide all Funding needed by the Company for its operations and for the Company’s going and staying public in the U.S. on the terms and conditions set forth in the Agreement.

2.  TERM

The term of the Agreement began as of the date of this Agreement and terminates when the Company generates operating revenues or receives other financing in amounts necessary to fund its operations and for the Company’s going and staying public in the U.S., including but not limited to legal, accounting, EDGAR, filing, corporate and other fees and expenses.

3.  FUNDING TERMS

The Funding will be provided by Lender on a non-interest bearing basis due upon demand.  There is no limit on the amount of Funding which must be provided under the Agreement, and Lender agrees to provide all needed Funding.  Lender further represents that he has sufficient liquid assets to meet all of Funding obligations under the Agreement.

Therefore with Mr. Keming Li’s financial support, the Company can remain viable for at least 12 months.

Golden Oasis New Energy Group, Inc
Exhibit A Operating Expense Details
	6/31/2011	6/30/2010
Expense
Bank Service Charges	$38	$136
Computer & Internet Expense	$321	$148
Garbage Expense	$281	$22
License & Registration	$-	$1,225
Professional Fees	$22,674	$-
Rent Expenses	$6,964	$580
Utilities
Electricity Expense	$1,281	$86
Gas Expenses	$550	$-
Total Utilities	$1,831	$86
Total Expense	$32,110	$2,197

Interim Financial Statements
Golden Oasis New Energy Group, Inc.
Three Months Ended September 30, 2011 & 2010
 (Unaudited)

Contents

Financial Statement (Unaudited)

Balance Sheet	55

Statement of Loss	56

Shareholders Equity	57

Cash Flows	58

Notes to Financial Statements	59

Golden Oasis New Energy Group, Inc.
(A Development Stage Enterprise)
BALANCE SHEET
	September 30	June 30	June 30
	2011	2011(1)	2010(2)
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$37,437	$6,299	$24,610
Prepaid Rent	$-	$580	$7,545
Total Current Assets	$37,437	$6,879	$32,155

TOTAL ASSETS	$37,437	$6,879	$32,155

LIABILITIES & EQUITY
Other current liabilities:
Loan from shareholders	$46,291	$-	$9,350
Total other current liabilities	$46,291	$-	$9,350

Total liabilities	$46,291	$-	$9,350

Stockholders' Equity:
Common stock, $0.001 par value;
500,000,000 shares authorized;
5,771,500 shares issued and outstanding.	$5,772	$5,712	$5,000
Paid-in capital	$41,344	$35,404	$20,000
Deficit accumulated during the development stage	$(55,969)	(34,236)	(2,195)
Accumulated other comprehensive loss		-	-

Total stockholders' equity	$(8,854)	$6,879	$22,805
TOTAL LIABILITIES & EQUITY	$37,437	$6,879	$32,155

(1) & (2) derived from audited financial statements.

Golden Oasis New Energy Group, Inc.
(A Development Stage Enterprise)
STATEMENT OF LOSS			Cumulative from
	Three	Three	May 10, 2010
	Month Ended	Month Ended	(Date of Inception)
	September 30	September 30	Through
	2011	2010	September 30, 2011
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$-	$-	$-
Cost of Goods Sold	$-	$-	$-
Gross Profit	$-	$-	$-
Operating expenses:
Research and development	$-	$-	$-

Selling, general and administrative expenses	$21,734	$2,387	$56,042

Depreciation and amortization expenses	$-	$-	$-

Total Operating Expenses	$21,734	$2,387	$56,042

Operating Loss	$(21,734)	$(2,387)	$(56,042)

Investment income, net	$1	$56	$73
Interest Expense, net	$-	$-	$-
Loss before income taxes	$(21,733)	$(2,331)	$(55,969)
Loss tax expense	$-	$-	$-
Net loss	$(21,733)	$(2,331)	$(55,969)

Net loss per common share- Basics	$(0.00)	$(0.00)	$(0.01)
Net loss per common share- Diluted	$(0.00)	$(0.00)	$(0.01)

Other comprehensive loss, net of tax:	$-	$-	$-
Comprehensive Loss	$(21,733)	$(2,331)	$(55,969)

Golden Oasis New Energy Group, Inc.
(A Development Stage Enterprise)
STATEMENT OF STOCKHOLDERS EQUITY
The Period May 10, 2010 ( Date of Inception)
through September 30, 2011
				Deficit
				Accumulated	Accumulated
			Additional	During the	Other	Total
	Common Stock		Paid-in	Development	Comprehensive	Stockholders'
	Shares	Amount	Capital	Stage	Income (Loss)	Equity

Issuance of common stocks
to shareholders @0.005 per
share on May 28 2010	5,000,000	$5,000	$20,000			$25,000

Net loss for the period
ended June 30, 2010				$(2,195)		$(2,195)

Balance June 30, 2010	5,000,000	$5,000	$20,000	$(2,195)	$-	$22,805

Issuance of common stocks
to shareholders @0.01 per
share on December 23, 2010	611,500	$612	$5,504			$6,115

Issuance of common stocks
to Michael Williams @0.10 per
share on March 31, 2011	100,000	$100	$9,900			$10,000

Net loss for the period
ended June 30, 2011				$(32,041)		$(32,041)

Balance June 30, 2011	5,711,500	$5,712	$35,404	$(34,236)	-	6,879

Issuance of common stocks
to shareholders @0.10 per
share on September 08, 2011	60,000	$60	$5,940			$6,000

Net loss for the period
ended September 30, 2011				$(21,733)		$(21,733)

Balance September 30, 2011	5,771,500	$5,772	$41,344	$(55,969)	$-	$(8,854)

Golden Oasis New Energy Group, Inc.
(A Development Stage Enterprise)
STATEMENT OF CASH FLOWS
			Cumulative from
			May, 10 2010
	Three	Three	(date of Inception)
	Month Ended	Month Ended	Through
	September 30,	September 30,	September 30,
	2011	2010	2011

Operating Activities:
Net loss	$(21,733)	$(2,331)	$(55,969)

Adjustments to reconcile net income to net cash provided by
Operating activities:
Non-cash portion of share based legal fee expense	$-	$-	$10,000
Prepaid Rent	$580	$1,741	$0.00
Net cash provided by operating activities	$(21,152)	$(590)	$(45,969)

Investing Activities:
Net cash provided by investing activities	$-	$-	$-

Financing Activities:
Loan from shareholders	$46,291	$-	$46,291
Proceeds from issuance of common stock	$6,000	$-	$37,115
Net cash provided by financing activities	$52,291	$-	$83,406

Net increase (decrease) in cash and cash equivalents	$31,139	$(590)	$37,437
Cash and cash equivalents at beginning of the year	$6,299	$24,610	$-
Cash and cash equivalents at end of year	$37,437	$24,020	$37,437

GOLDEN OASIS NEW ENERGY GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE A- BUSINESS DESCRIPTION

Golden Oasis New Energy Group, Inc. (the “Company”), incorporated under the laws of Nevada on May 10, 2010 with registered address at 1955 Baring Blvd, Sparks, NV 89434.  Golden Oasis New Energy Group, Inc. wholly owned branch located in the State of Illinois and has principal office at 2112 Stonington Ave Hoffman Estates IL 60169.

The Company’s main business includes sourcing, distribution, and marketing of Lithium battery and related power supply products in USA. Lithium battery is superior at small size, light weight, high specific energy, long working life, stable discharge voltage stable, wide operating temperature range, low self-discharge rate, long storage life, no memory effect and pollution-free voltage high, etc. Lithium batteries mainly apply to Mobile and consumer electronics products, Dictionary / P-DVD / digital camera / digital video recorder, Communications products, and other electrical equipment.

Our major supplier for Lithium battery is ZHEJIANG UNITED POWER ENERGY CO., LTD, a corporation duly organized under the laws of the People’s Republic of China having its principal location of business at No.489 Jianduan Road, Qingshan Industrial Park, Tonglu, and Hangzhou, Zhejiang, China. It was established in 2008 specializing in developing, producing, and selling the high-power lithium-ion battery cells as well as the battery packages. On June 1st, 2011, Golden Oasis New Energy Group, Inc. signed a one year distribution agreement with ZHEJIANG UNITED POWER ENERGY CO., LTD. ZHEJIANG UNITED POWER ENERGY CO., LTD.

Going Concern and Plan of Operation

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is in the development stage and has not earned any profit from operations to date. These conditions raise substantial doubt about its ability to continue as a going concern.  These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

GOLDEN OASIS NEW ENERGY GROUP INC.

NOTES TO FINANCIAL STATEMENTS

NOTE B – SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company is considered to be in the development stage as defined FASB ASC Topic 915, “Development Stage Entities”. The Company has devoted substantially all of its efforts to the corporate formation, the raising of capital and attempting to raise sales.

Basis of accounting

The financial statements reflect the assets, revenues and expenditures of the Company on the accrual basis of accounting.

The Company’s fiscal year end is June 30.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect certain amounts reported in the financial statements and disclosures.  Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly-liquid investments with an original maturity of three months or less when purchased to be cash equivalents. As of September 30, 2011 cash and cash equivalents are $37,437.00.

Property, Plant, and Equipment Depreciation

Property, plant, and equipment are stated at cost.  Depreciation is being provided principally by straight line methods over the estimated useful lives of the assets.  As of September 30, 2011, there were no fixed assets in the Company’s balance sheets.

Stock-Based Compensation

The Company accounts for stock issued for services using the fair value method.  In accordance with FASB ASC Topic 718, “Compensation - Stock Compensation”, the measurement date of shares issued for services is the date at which the counterparty’s performance is complete.  On March 31, 2011, 100,000 shares were issued to Michael Williams for legal services of $10,000 at 0.10 per share.

GOLDEN OASIS NEW ENERGY GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE B - SIGNIFICANT ACCOUNTING POLICIES (Continued)

Comprehensive Income

The company’s comprehensive income is comprised of net income, unrealized gains and losses on marketable securities classified foreign currency translation adjustments, and unrealized gains and losses on derivative financial instruments related to foreign currency hedging.

Basic and Diluted Net Loss per Common Share

The Company computes per share amounts in accordance with FASB ASC Topic 260, “Earnings per Share”.  ASC 260 requires presentation of basic and diluted EPS.  Basic EPS is computed by dividing the income (loss) available to Common Shareholders by the weighted-average number of common shares outstanding for the period.  Diluted EPS is based on the weighted-average number of shares of common stock and common stock equivalents outstanding during the periods.

As of September 30, 2011, the Company only issued one type of shares, i.e., common shares only.  There are no other type of securities were issued.  Accordingly, the diluted and basic net loss per common share is the same.

Cumulative Period From May 10, 2010 to September 30, 2011

Basic & Diluted EPS Computation

Net Loss June 30, 2010			$(2,195)
Net Loss June 30, 2011			$(32,041)
Net Loss September 30, 2011			$(21,733)
Loss available to common stockholders			$(55,969)

Dates	Shares	Fraction of Period	Weighted -
Outstanding	Outstanding	On Daily Basis	Average Shares

May 10, 2010	0	0	0
May 28, 2010	5,000,000	488/506	4,822,134
December 23, 2010	611,500	277/506	334754
March 31, 2011	100,000	181/506	35,771
September 8, 2011	60,000	22/506	2,609
Weighted-average shares			5,195,268

Basic & Diluted Net Loss Per Common Share	$(0.01)

GOLDEN OASIS NEW ENERGY GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE B - SIGNIFICANT ACCOUNTING POLICIES (Continued)

Prepaid Expense

As of September 30, 2011, there were no prepaid expenses.
As of June 30, 2011, the company prepaid $ 580.00 for office rental located at 2112 Stonington Ave Hoffman Estates IL 60169 for period July 1, 2011 to July 31, 2011.
As of June 30, 2010, the company prepaid $7545.00 for office rental located at 2112 Stonington Ave Hoffman Estates IL 60169 for period July 1, 2010 to July 31, 2011.

Revenue Recognition

In accordance with the FASB Accounting Standards Codification (ASC) 605-15-25 “Revenue Recognition for Sales of Product”, the Company recognizes revenue when it is realized or realizable and earned.  The revenue from the product sales transaction shall be recognized at time of sale if the following conditions are met:

•	The seller's price to the buyer is substantially fixed or determinable at the date of sale.

•	The buyer has paid the seller, or the buyer is obligated to pay the seller and the obligation is not contingent on resale of the product.

•	The buyer's obligation to the seller would not be changed in the event of theft or physical destruction or damage of the product.

•	The buyer acquiring the product for resale has economic substance apart from that provided by the seller.

•	The seller does not have significant obligations for future performance to directly bring about resale of the product by the buyer.

•	The amount of future returns can be reasonably estimated.

In accordance with paragraph 4-14 of FASB ASC 605-45, "Reporting Revenues Gross as a Principal versus Net as an Agent", the Company will recognize revenues on a gross basis. ASC 605-45, paragraph 4-14 discusses whether revenues and cost of goods sold to arrive at gross profit and their corresponding assets and liabilities should be recorded at gross or net.  The following indicators of gross revenue recognition will be applicable in the Company:

GOLDEN OASIS NEW ENERGY GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE B - SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition(Continued)

•
Acts as principal in the transaction, Entity Is the Primary Obligor in the Arrangement.  The Company will purchase the products from supplier(s) and will responsible for the acceptability of the products, store the products in our warehouse as inventory.  The current leased property is a warehouse with office suite.  For whole purchase and selling cycle, the Company acts as principal and primary obligator throughout the whole purchase to selling transaction.

•
Has risk and rewards of ownership, such as general inventory risk, risk of loss for collection, delivery and returns.  Based on the signed distribution agreement, the supplier ship the products FOB at shipping point, after shipping, the Company will take care of the products loss, and after receiving the products the Company will store all products in leased warehouse and incur risk of loss inventory.  After selling to customers, the Company is also responsible for risk of loss for delivery, return, and collection of receivable.

•
Takes title to the products.  The Company will take title to the products before customers order them.  The Company will retail its purchased products to general public through e-commerce or online selling.  All customer orders and its shipments to customers will be responsible of the Company, not supplier(s).

•	Flexibility in pricing. The retail price to customers will be responsible of the Company according to the market competitions.
•	Assumes credit risk. The Company will assume collection and receivable risks.
•
The company can change the products or perform part of the service, and the Company is involved in the determination of products or service specifications based on customer’s needs.  At the beginning of the Company’s development stage, the Company will not change the products.  After the products purchased by the Company and stored in warehouse, the Company will display our products on our website or through e-bay, the interested customers will click the specific product items to complete purchase orders.  After the development stage, the Company will develop its own design and will customize the products according to customers’ request.

Though the Company signed a one-year term distribution agreement with ZHEJIANG UNITED POWER ENERGY CO., LTD, the Company can have alternatives to choose other more competitive suppliers if it is necessary.  Accordingly, all gross revenue indicators are positive to support the Company is a gross revenue report entity.

All the indicators of net revenue reporting (ASC 605-45, paragraph 16-23) will not be applicable in the Company.

GOLDEN OASIS NEW ENERGY GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE B - SIGNIFICANT ACCOUNTING POLICIES (Continued)

Operating Expense

For the period ended September 30, 2011 the Company incurred $21,734.00 operating expenses. For the period ended September 30, 2010, operating expenses were $2,387.00.
Detail as showed at Exhibit B at the end of the financial notes.

Income Tax

Income taxes are provided for tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences in asset and liability basis relate primarily to organization and start-up costs (use of different methods and periods to calculate deduction). Deferred taxes are also recognized for operating losses and tax credits that are available to offset future income taxes. The deferred tax assets and/or liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. The components of the deferred tax asset and liability are classified as current and concurrent based on their characteristics. Valuation allowances are provided for deferred tax assets based on management’s projection of the sufficiency of future taxable income to realize the assets.

Recent Accounting Pronouncements

The following pronouncements have become effective during the period covered by these financial statements or will become effective after the end of the period covered by these financial statements:

Pronouncement	Issued	Title
ASC 855	May 2009	Subsequent Events
ASC 105	June 2009	The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles—a replacement of FASB Statement No. 162
ASC 820	August 2009	Fair Value Measurements and Disclosures – Measuring Liabilities at Fair Value
ASC 260	September 2009	Earnings per Share – Amendments to Section 260-10-S99
ASC 820	September 2009	Investments in Certain Entities that Calculate Net Asset Value per Share (or Its Equivalent)
ASC 605	October 2009	Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements – a consensus of the FASB Emerging Issues Task Force
ASC 470	October 2009	Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing – a consensus of the FASB Emerging Issues Task Force
ASC 860	December 2009	Transfers and Servicing (Topic 860): Accounting for Transfers of Financial Assets
ASC 505	January 2010	Accounting for Distributions to Shareholders with Components of Stock and Cash – a consensus of the FASB Emerging Issues Task Force
ASC 810	January 2010	Consolidation (Topic 810): Accounting and Reporting for Decreases in Ownership of a Subsidiary – a Scope Clarification
ASC 718	January 2010	Compensation – Stock Compensation (Topic 718): Escrowed Share Arrangements and the Presumption of Compensation
ASC 820	January 2010	Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements
ASC 810	February 2010	Consolidation (Topic 810): Amendments for Certain Investment Funds
ASC 815	March 2010	Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives
ASC 310 Receivables (Topic 310): Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses	July 2010
For public entities, the disclosures as of the end of a reporting period are effective for interim and annual reporting periods ending on or after December 15, 2010. The disclosures about activity that occurs during a reporting period are effective for interim and annual reporting periods beginning on or after December 15, 2010.

For nonpublic entities, the disclosures are effective for annual reporting periods ending on or after December 15, 2011.

Management does not anticipate that the new accounting pronouncements listed above will have a material impact on our financial statements.

NOTE C – RELATED PARTY TRANSACTIONS

Loans to Officer/Shareholder

As of June 30, 2010, there was an amount of $9,350 due to Officer for setting up the company. And the same amount has been returned to the Officer in March 2011.

On August 31, 2011 and September 8, 2011, the company’s officer Keming Li loan $13,956.00 & $32,335 respectively to Golden Oasis New Energy Group Inc without interest and written agreement. The payment term is on demand.

As of September 30, 2011, the balance due to officer or shareholder is $46,291.00

For details for loans from shareholders advanced (returned), Please see the table below:

Date	Loans from shareholders	Debit (Loan Returned)		Credit (Loan Advanced)	Balance
5/10/2010	Loans from shareholders - Keming Li		$-	$8,125	$8,125
5/11/2010	Loans from shareholders - Keming Li		$-	$1,225	$9,350
3/31/2011	Payment to shareholders -Keming Li	$	(9,350)	$-	$-
8/31/2011	Loans from shareholders - Keming Li		$-	$13,956	$13,956
9/8/2011	Loans from shareholders - Keming Li		$-	$2,335	$16,291
9/9/2011	Loans from shareholders - Keming Li		$-	$30,000	$46,291
Balance as of 09-30-2011		$	(9,350)	$55,641	$46,291

GOLDEN OASIS NEW ENERGY GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE C – RELATED PARTY TRANSACTIONS (Continued)

Common Shares Issued to Executive and Non-Executive Officers and Directors

As of September 30, 2011 total 4,000,000 shares were issued to officers and directors.  Please see the Table below for details:

Name	Title	Share QTY	Amount	Date	% of Common Share
KEMING LI	President	2,000,000	$10,000.00	9/30/2011	34.65%
GUOLING JIN	Secretary	2,000,000	$10,000.00	9/30/2011	34.65%
Total		4,000,000	$20,000.00		69.30%

•	The percentage of common shares was based on the total outstanding shares of $5,771,500 as September 30, 2011.

NOTE D – SHAREHOLDERS’ EQUITY

Common Stock

Under the Company’s Articles of Incorporation dated May 10, 2010, the Company is authorized to issue 500,000,000 shares of capital stock with a par value of $0.001.

On May 10, 2010, the Company was incorporated in the State of Nevada.

On May 10, 2010, three founders of the Company, Keming Li, Guoling Jin, and Madison Li purchased 5,000,000 shares at $0.005 per share. The proceeds of $ 25,000 were received.

On December 23, 2010, additional 611,500 common shares were issued at $0.01 per share to 31shareholders. The proceeds of $ 6115.00 were received.

On March 31, 2011, 100,000 shares were issued to Michael Williams for legal services at 0.10 per share.

On September 8, 2011, 60,000 common shares were issued at $0.10 per share to six non-affiliated shareholders. The proceeds of $6,000.00 were received.

As of September 30, 2011, the total 5,771,500 shares were issued and outstanding.

GOLDEN OASIS NEW ENERGY GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE E– GOING CONCERN

The Company is currently in the development stage and their activities consist solely of corporate formation, raising capital, and attempting to sell products to generate revenues.

There is no guarantee that the Company will be able to raise enough capital or generate revenues to sustain its operations and carry out its business plan.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The financial statements do not include any adjustments relating to the carrying amounts of recorded assets or the carrying amounts and classification of recorded liabilities that may be required should the Company be unable to continue as a going concern.

As of September 30, 2011 the cash and cash equivalent balance was $37,437.00 and there are cumulative loss of $55,969.00 for the cumulative period from May 10, 2010 (Date of Inception) to September 30, 2011.

The Company’s lack of operating history and financial resources raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include adjustments that might result from the outcome of this uncertainty and if the Company is unable to generate significant revenue or secure financing, then the Company may be required to cease or curtail its operations.

The Company has a plan to overcome the going concern.  The founder of the Company, Mr. Keming Li is committed to funding the necessary operation of the Company’s daily activities.  On July 8, 2011, The Company entered into a Funding Agreement with Keming Li, President and Director (“Lender”) to provide operational and going and staying public funding for the Company as follows:

1.  FUNDING

The Company requires and will continue to require funding for the Company for its operations and for the Company’s going and staying public in the U.S., including but not limited to legal, accounting, EDGAR, filing, corporate and other fees and expenses (the “Funding”).  Lender agrees to provide all Funding needed by the Company for its operations and for the Company’s going and staying public in the U.S. on the terms and conditions set forth in the Agreement.

GOLDEN OASIS NEW ENERGY GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE F – GOING CONCERN (Continued)

2.  TERM

The term of the Agreement began as of the date of this Agreement and terminates when the Company generates operating revenues or receives other financing in amounts necessary to fund its operations and for the Company’s going and staying public in the U.S., including but not limited to legal, accounting, EDGAR, filing, corporate and other fees and expenses.

3.  FUNDING TERMS

The Funding will be provided by Lender on a non-interest bearing basis due upon demand.  There is no limit on the amount of Funding which must be provided under the Agreement, and Lender agrees to provide all needed Funding.  Lender further represents that he has sufficient liquid assets to meet all of Funding obligations under the Agreement.

Therefore with Mr. Keming Li’s financial support, the Company can remain viable for at least 12 months.

Golden Oasis New Energy Group, Inc
Exhibit B Operating Expense Details

		Three	Three
		Month Ended	Month Ended
		September 30,	September 30,
		2011	2010
Expense
	Bank Service Charges	$80	$-
	Computer & Internet Expense	$83	$63
	Garbage Expense	$224	$45
	Professional Fees	$18,274	$-
	Rent Expenses	$2,672	$1,741
	Utilities
	Electricity Expense	$402	$448
	Gas Expenses	$-	$91
	Total Utilities	$402	$538
Total Expense		$21,734	$2,387

PROSPECTUS – SUBJECT TO COMPLETION DATED  February 9 , 2012
Golden Oasis New Energy Group, Inc.
Dated _____________, 2012

Selling shareholders are offering up to 500,000 shares of common stock.  The selling shareholders will offer their shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board or Pick Sheet Exchange and thereafter at prevailing market prices or privately negotiated prices.

Our common stock is not now listed on any national securities exchange, the NASDAQ stock market or the OTC Bulletin Board.

Dealer Prospectus Delivery Obligation

Until _________ (90 days from the date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II-INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our Articles of Incorporation provide that no director or officer of the Company shall be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer, except for the payment of dividends in violation of Nevada laws.  Our Bylaws provide, in pertinent part, that the Company shall indemnify any person made a party to or involved in any civil, criminal or administrative action, suit or proceeding by reason of the fact that such person is or was a director or officer of the Company, or of any corporation which such person served as such at the request of the Company, against expenses reasonably incurred by, or imposed on, such person in connection with, or resulting from, the exercise of such action, suit, proceeding or appeal thereon, except with respect to matters as to which it is adjudged in such action, suit or proceeding that such person was liable to the Company, or such other corporation, for negligence or misconduct in the performance of such persons duties as a director or officer of the Company.  The determination of the rights of such indemnification and the amount thereof may be made, at the option of the person to be indemnified, by (1) order of the Court or administrative body or agency having jurisdiction over the matter for which indemnification is being sought; (2) resolution adopted by a majority of a quorum of our disinterested directors; (3) if there is no such quorum, resolution adopted by a majority of the committee of stockholders and disinterested directors of the Company; (4) resolution adopted by a majority of the quorum of directors entitled to vote at any meeting; or (5) Order of any Court having jurisdiction over the Company.  Such right of indemnification is not exclusive of any other right which such director or officer may have, and without limiting the generality of such statement, they are entitled to their respective rights of indemnification under any bylaws, agreement, vote of stockholders, provision of law, or otherwise in addition to their rights under our Bylaws.

With regard to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by us in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling security holders will pay no offering expenses.

ITEM	AMOUNT

SEC Registration Fee*	$7
Legal Fees and Expenses	36,000
Accounting Fees and Expenses*	20,000
Miscellaneous	4,000
Total*	$60,007

* Estimated Figure

RECENT SALES OF UNREGISTERED SECURITIES

Under the Company’s Articles of Incorporation dated May 10, 2010, the Company is authorized to issue 500,000,000 shares of capital stock with a par value of $0.001.

On May 10, 2010, the Company was incorporated in the State of Nevada.

On May 10, 2010, three founders of the Company, Keming Li, Guolin Jin, and Madison Li purchased 5,000,000 shares at $0.005 per share. The proceeds of $ 25,000 were received.

On December 23, 2010, additional 611,500 common shares were issued at $0.01 per share to 31 shareholders. The proceeds of $ 6,115.00 were received.

On March 31, 2011, 100,000 shares were issued to Michael Williams for legal services at 0.10 per share.

On September 8, 2011, 60,000 common shares were issued at $0.10 per share to six non-affiliated shareholders. The proceeds of $6,000.00 were received.

As of September 30, 2011, the total 5,771,500 shares were issued and outstanding.

The shares were issued to the U.S. shareholders under Section 4(2) of the Securities Act of 1933 and to the non-U.S. shareholders under Regulation S of the Securities Act of 1933

We relied upon Section 4(2) of the Securities Act of 1933, as amended for the above issuances to US citizens or residents.

We believed that Section 4(2) of the Securities Act of 1933 was available because:

	None of these issuances involved underwriters, underwriting discounts or commissions.
	Restrictive legends were and will be placed on all certificates issued as described above.
	The distribution did not involve general solicitation or advertising.
	The distributions were made only to investors who were sophisticated enough to evaluate the risks of the investment.

We relied upon Regulation S of the Securities Act of 1933, as amended for the above issuances to non US citizens or residents.

We believed that Regulation S was available because:

	None of these issuances involved underwriters, underwriting discounts or commissions;
	We placed Regulation S required restrictive legends on all certificates issued;
	No offers or sales of stock under the Regulation S offering were made to persons in the United States;
	No direct selling efforts of the Regulation S offering were made in the United States.

In connection with the above transactions, although some of the investors may have also been accredited, we provided the following to all investors:

	Access to all our books and records.
	Access to all material contracts and documents relating to our operations.
	The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

Prospective investors were invited to review at our offices at any reasonable hour, after reasonable advance notice, any materials available to us concerning our business. Prospective Investors were also invited to visit our offices.

EXHIBITS

Item 2

1	Articles of Incorporation

Item 3

1	Amended and Restated Bylaws – Golden Oasis New Energy Group, Inc.

Item 4

1	Form of common stock Certificate of the Golden Oasis Energy Group, Inc.(1)

Item 5

1	Legal Opinion of Williams Law Group, P.A.

Item 10

1	Agreement with Zhejiang United Power Energy Co., Ltd
2	Funding Agreement
3	Lease Agreement
4	Amendment to Agreement with Zhejiang United Power Energy Co., Ltd

Item 23

1	Consent of Enterprise CPAs, Ltd, CPA. *
2	Consent of Williams Law Group, P.A. (included in Exhibit 5.1)

* filed herewith

All other Exhibits called for by Rule 601 of Regulation S-K are not applicable to this filing.

(1) Information pertaining to our common stock is contained in our Articles of Incorporation and Bylaws.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:  Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in Hoffman Estates IL on February 9 , 2012.

Golden Oasis New Energy Group, Inc.

By:

Title	Name	Date	Signature
Principal Executive Officer	Keming Li	February 9 , 2012	/s/ Keming Li

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	NAME	TITLE	DATE
/s/ Keming LI	Keming Li	Principal Executive Officer and Director	February 9 , 2012

/s/ Guoling Jin	Guoling Jin	Principal Financial Officer and Principal Accounting Officer and Director	February 9 , 2012